Exhibit (c)(3)

 Project Key West  December 23, 2025  Discussion Materials

 Disclaimer  This presentation has been prepared by Moelis & Company LLC (“Moelis”) solely for the information and assistance of the Special Committee of the Board of Directors of the company codenamed “Key West” (the “Company”) in considering the matters referred to in these materials. This presentation is confidential and may not be disclosed (in whole or in part) or utilized for other purposes without the express prior written consent of Moelis.   This presentation has been prepared based on information provided by the Company and/or from third party sources. Moelis assumed such information is complete and accurate in all material respects. Moelis has not independently verified such information (or assumed responsibility for the independent verification of such information). To the extent this presentation includes projections, forecasts or other forward-looking statements, Moelis has assumed that such information was reasonably prepared based on the best currently available estimates and judgments of the Company and/or other parties as to the future performance of the Company and/or such other parties. Moelis expresses no views as to the reasonableness of any such projections, forecasts or other forward-looking statements or the assumptions on which they are based. Moelis has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company or any other party. Moelis’ participation in any due diligence review is solely for purposes of supporting its advice and analysis.   This presentation is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and Moelis assumes no obligation to update this presentation or correct any information herein. No company or transaction used in this presentation is identical to the Company or any potential transaction. The analyses set forth in this presentation do not purport to be appraisals and such analyses do not reflect Moelis’ views of the prices at which businesses or securities actually may be sold. Because the analyses described in these materials (including the information used in such analyses) are inherently subject to uncertainty, Moelis does not assume responsibility if future results are materially different from those forecast.   This presentation was designed for use by certain persons familiar with the business of the Company. This presentation is not intended to provide the sole basis for any decision on any transaction or strategic alternative and is not a recommendation with respect to any transaction or strategic alternative. This presentation does not address the Special Committee’s underlying business decision to explore or recommend any transaction or strategic alternative or the relative merits of any transaction or strategic alternative as compared to any alternative business strategies or transactions that might be available to the Company. Nothing contained in this presentation should be construed as legal, regulatory, tax or accounting advice.   Moelis and its affiliates are engaged globally in a wide range of investment banking and other activities for their own account and otherwise. Moelis and its affiliates may have advised, may seek to advise and may in the future advise in companies referred to in this presentation. Personnel of Moelis or such affiliates may make statements or provide advice that is contrary to information included in this presentation. The proprietary interests of Moelis or its affiliates may conflict with your interests. In addition, Moelis and its affiliates and their personnel may from time to time have positions in or effect transactions in securities referred to in this material (or derivatives of such securities), or serve as a director of companies referred to in this presentation.  1

 Agenda  2  4  Public Market Perspectives  1.  8  Diligence and Key Inputs For Our Analysis  2.  15  Preliminary Financial Analysis  3.  19  Perspectives on Strategic Alternatives  4.  23  Appendix  5.  24  Preliminary Financial Analysis Detail  A.  33  Selected Publicly Traded Companies Analysis  B.  37  Selected Precedent Transactions  C.  41  Selected Asset-Level Transactions Analysis  D.  44  Additional Sum-of-the-Parts Analysis Support  E.  47  Dividend Discount Model Analysis (For Reference Only)  F.  50  Operational Benchmarking  G.  54  Additional Company Detail  H.  63  Additional Supporting Detail  I.

 Since our engagement, Moelis has held multiple diligence calls with Key West Management covering the financial and business profile of the Company, including but not limited to segment performance, operations and recent acquisitions including the acquisition of Toll Brothers Apartment Living (the “TB acquisition”), among other items   In addition to publicly available information, Moelis has reviewed internal documents related to the Company’s financial and business performance, as well as the TB acquisition. These included a credit rating model created in Q2 2024 (the “Management Credit Rating Model”), and a 2025 budget as of Q1 2025 (the “Management 2025 Budget”)  The Special Committee directed Moelis to use certain financial information for its analysis, including the financial guidance provided in the Q3 2025 Earnings Results and Supplemental Financial Information, and to make any necessary adjustments based on diligence discussions with Management  During the Special Committee meeting on November 24, the Special Committee directed Moelis not to utilize the forward-looking financial data included within the Management Credit Rating Model or the Management 2025 Budget in light of the staleness of this information, nor to ask Management to create new financial projections for the Company, due to challenges inherent in producing projections given the Company’s business model, Management’s lack of history in preparing such projections in the ordinary course and Management’s role in the proposed transaction  Moelis also discussed these topics with the additional directors added to the Special Committee, who agreed with the guidance given to Moelis at the November 24 meeting  Moelis has prepared preliminary financial analyses of Key West to assist the Special Committee in its evaluation of the 11/04/2025 proposal by William J. McMorrow and Fairfax Financial Holdings Limited (the “Proposal”)   Our analyses remain subject to substantial revision based on any additional information received from the Company and changes in business or market conditions  3  Executive Summary

 Public Market Perspectives  4

 Source: S&P Capital IQ as of 12/18/2025  Note: Indexes are calculated based on market-cap-weighted average share price performance  Reflects share price performance from 11/04/2015 to 12/18/2025  Selected Multi-family Real Estate Publicly Traded Companies include: Equity Residential (EQR), Essex Property Trust (ESS), Independence Realty Trust (IRT), Centerspace (CSR), Grainger (LSE:GRI)  Selected Commercial Real Estate Publicly Traded Companies include: Douglas Emmett (DEI), Cousins Properties Incorporated (CUZ), Highwoods Properties (HIW), American Assets Trust (AAT), Derwent London (LSE:DLN), Workspace Group (LSE:KWP), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO), Tritax Big Box REIT (BBOX), Shaftesbury Capital (LSE:SHC), Hammerson (LSE:HMSO)  5  Public Market PerspectivesReal Estate Historical Share Price Performance  Market-Cap-Weighted Average Share Price Performance – Last 10 Years to 12/18/2025  Key West’s share price has underperformed that of the Selected Multi-family and Commercial Real Estate Publicly Traded Companies   2  3  Key West (unaffected) 10-year share price performance of (69%)  1  Shading indicates period from 11/04/2025 unaffected date to 12/18/2025

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Public Market Perspectives
Historical Premium / (Discount) to Consensus NAV

Key West has historically traded at a 30%+ discount to NAV, which reflects a larger average historical discount than that of the Selected Multi-family Real Estate and Commercial Real Estate Publicly Traded Companies

Market-Cap-Weighted Average Premium / (Discount) to Consensus NAV – Last 10 Years to 12/18/2025

Market-Cap-Weighted Average Period NAV Prem./(Disc.)	10 Year[1]	5 Year	2 Year	YTD
Key West[2]	**(31%)**	**(31%)**	**(38%)**	**(45%)**
Key West (through unaffected date as of 11/04/2025)	*(31%)*	*(31%)*	*(38%)*	*(47%)*
Selected Multi-family Real Estate Publicly Traded Companies[3]	**(7%)**	**(8%)**	**(8%)**	**(12%)**
Selected Commercial Real Estate Publicly Traded Companies[4]	**(11%)**	**(15%)**	**(16%)**	**(16%)**
Key West Unaffected Spread to:[5]				
Selected Multi-family Real Estate Publicly Traded Companies[3]	*(24%)*	*(24%)*	*(31%)*	*(36%)*
Selected Commercial Real Estate Publicly Traded Companies[4]	*(20%)*	*(17%)*	*(22%)*	*(31%)*


Shading indicates period from 11/04/2025 unaffected date to 12/18/2025
20%
10%
–
(10%)
(20%)
(30%)
(40%)
(50%)
(60%)
(70%)
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019
Nov-2020
Nov-2021
Nov-2022
Nov-2023
Nov-2024
Nov-2025
(16%)
(17%)
(30%)
Discount to NAV would be (24%), including Bank of America NAV estimate
Key West (unaffected) average NAV prem./(disc.) of (48%); unaffected discount to NAV would be (42%), including Bank of America NAV estimate
Key West[2]
Selected Multi-family Real Estate Publicly Traded Companies[3]
Selected Commercial Real Estate Publicly Traded Companies[4]

Source: S&P Capital IQ as of 12/18/2025
Note: Figures are per CapIQ and may differ from other pages; indexes are calculated as a market-cap-weighted average Premium / (Discount) to consensus NAV
1. Reflects average from 11/04/2015 to 12/18/2025
2. NAV / share estimates reflect CapIQ consensus estimates and include Deutsche Bank estimates starting 02/24/2025 (initiated coverage); CapIQ consensus does not include Bank of America NAV / share estimates
3. Selected Multi-family Real Estate Publicly Traded Companies includes: Equity Residential (EQR), Essex Property Trust (ESS), Grainger (LSE:GRI), Independence Realty Trust (IRT) and Centerspace (CSR)
4. Selected Commercial Real Estate Publicly Traded Companies includes: Douglas Emmett (DEI), Cousins Properties Incorporated (CUZ), Highwoods Properties (HIW), American Assets Trust (AAT), Derwent London (LSE:DLN), Workspace Group (LSE:KWP), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO), Tritax Big Box REIT (BBOX), Shaftesbury Capital (LSE:SHC), Hammerson (LSE:HMSO)
5. Reflects spread based on unaffected date for Key West's stock of 11/04/2025

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Public Market Perspectives
Historical Nominal and Implied Cap Rates Over Time

The Selected Multi-family Real Estate Publicly Traded Companies nominal and implied cap rates have been lower than those of the Selected Commercial Real Estate Publicly Traded Companies

Nominal and Implied Cap Rates – Last 6 Years to 12/18/2025

Average Period Nominal and Implied Cap Rate	6 Year	5 Year	2 Year	YTD
Nominal				
Selected Multi-family Real Estate Publicly Traded Companies[1]	4.2%	4.3%	4.9%	4.8%
Selected Commercial Real Estate Publicly Traded Companies[2]	5.4%	5.5%	6.2%	6.2%
Implied				
Selected Multi-family Real Estate Publicly Traded Companies[1]	4.6%	4.7%	5.1%	5.3%
Selected Commercial Real Estate Publicly Traded Companies[2]	6.1%	6.2%	6.8%	6.9%


9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
-
Dec-2019
Dec-2020
Dec-2021
Dec-2022
Dec-2023
Dec-2024
Dec-2025
7.2%
6.2%
5.7%
4.9%
Nominal
Selected Multi-family Real Estate Publicly Traded Companies¹
Selected Commercial Real Estate Publicly Traded Companies²
Implied
Selected Multi-family Real Estate Publicly Traded Companies¹
Selected Commercial Real Estate Publicly Traded Companies²

Commentary

- Figures reflect nominal / implied cap rates for US selected publicly traded companies and EPRA net initial yield / implied net initial yield per GSA[3] for European selected publicly traded companies
- Multi-family index excludes Independence Realty Trust[4] and Centerspace as they are not covered by GSA
- Six-year timeframe due to lack of consistent data before 2019
- **Key West** excluded from the chart as GSA does not report on the Company

Source: Green Street as of 12/18/2025; reflects latest figures as of 12/12/2025 per weekly update

1. Selected Multi-family Real Estate Publicly Traded Companies includes: Equity Residential (EQR), Essex Property Trust (ESS), Grainger (LSE:GRI); Excludes Independence Realty Trust (IRT), Centerspace (CSR) as not reported on Greenstreet
2. Selected Commercial Real Estate Publicly Traded Companies includes: Douglas Emmett (DEI), Cousins Properties Incorporated (CUZ), Highwoods Properties (HIW), American Assets Trust (AAT), Derwent London (LSE:DLN), Workspace Group (LSE:KWP), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO), Tritax Big Box REIT (BBOX), Shaftesbury Capital (LSE:SHC), Hammerson (LSE:HMSO)
3. Net Initial Yield is the European equivalent of cap rate
4. Independence Realty Trust covered by GSA; however, cap rate data over time not reported

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 Diligence and Key Inputs For Our Analysis  8

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Diligence and Key Inputs For Our Analysis
Summary of Diligence Information Received

Moelis has received and evaluated the following key diligence items from Management

Category	Received Information / Materials and Commentary
Key West Financial Projections	• Management Credit Rating Model as of June 2024 for purposes of sharing with credit rating agencies (incl. projections for FY2024E – FY2027E) • Management 2025 Budget as of January 2025 • Equity research models from three banks • Held diligence calls with Management to discuss the Management Credit Rating Model and Management 2025 Budget, focusing diligence on the basis of presentation, level of detail included and processes for updating o Management does not prepare long-term financial projections in the ordinary course o The credit rating agencies did not require an updated set of projections for their credit ratings this year, so Management did not prepare a revised set of projections
Segment-Level Financial Detail	• Detailed financial breakout across asset classes and segments for 2023, 2024 and YTD 2025 • Breakdown of stabilized properties, loan investments, lease-up, development and residential and other assets used to support quarterly supplemental filings • Fee-bearing capital information with detail on investments by investor, region, fee % and other key metrics • Held diligence calls with Management to discuss the relationship between financial information provided and publicly available information, including any key subsequent events (i.e., the TB acquisition, divestitures) o Management detailed its view on the various components of value of its business at share[1] as reported in its Q3 2025 Earnings Results and Supplemental Financial Information o Management provided guidance on adjustments related to the components of value, including that Stockley Park (100% leased) should be reclassified from a Lease-Up Asset to an Income Producing Asset and that Edgewater and LPC at West Covina (two divestitures) should be removed from Income Producing Assets – Multi-family o Management provided guidance on adjusted capital structure related figures including debt and cash balances, and equity capitalization
Management Reporting Packages and KPIs	• Received internal Management reporting packs for November 2023, November 2024 and August 2025 • Board of Director presentations and related materials for Q1 2024 – Q3 2025
M&A	• Provided overview of acquisitions and dispositions under contract / investments planned for sale as of 11/12/2025 across the major business segments; also provided a selection of asset appraisals and certain tax basis information as of 12/31/2024 • Held diligence calls with Management and reviewed documents on the financial impact of the TB acquisition • Key West has generated $470mm of cash YTD in asset sales, exceeding its FY2025 target of $400mm[2]
Tax and REIT Qualifications	• Provided tax basis information for real estate assets within the consolidated and unconsolidated portfolios as of 12/31/2024, which included details on the deferred tax liabilities and deferred tax assets (net deferred tax assets balance of $76.5mm as of 12/31/2024) • Held a diligence call with Management to discuss the impact of the tax basis in the context of a potential liquidation or sale of certain asset classes / assets in certain geographical markets or the Investment Management business o Management noted that the Investment Management business likely has no tax basis (i.e., gain on sale of business is equal to sale price) o Management emphasized the generally low tax basis of real estate assets due to the use of 1031 exchanges to replace legacy assets and noted that each asset is held in a different structure so there may be tax, timing and partnership considerations during a sale o Management does not currently track REIT qualifications in an illustrative separation of the Investment Management business scenario, however, the Company noted limitations due to the 5-year asset hold period (10-year period in California) required when converting from a C-Corp to a REIT to qualify for no corporate tax in the event of the sale of certain assets

Moelis

Source: Company Filings; Materials provided by Key West Management to Moelis
1. Based on weighted average ownership figures held by Key West
2. Based on Key West Q3 2025 Board of Director Presentation

Confidential | 9

 Leading Real Estate Investment Management Business  Real estate investments across the United States, Ireland and the United Kingdom (~60%, ~20% and ~20% of estimated NOI, respectively)  Over $31bn in Real Estate AUM1 across multi-family, office, industrial, and retail properties  Institutional client base in the investment management business with ~$9.7bn in fee bearing capital  Experienced senior management team with an average of over 23+ years of real estate experience  Diversified Business Mix  Key West has a diversified Real Estate and Investment Management platform  Real Estate platform (365 total properties including lease up and development and 127 loan investments) is diversified across multi-family (149 stabilized assets), European and US office (16 and 17 stabilized assets, respectively), industrial (107 stabilized assets) and retail (7 assets), with certain of those asset classes wholly owned and / or owned through minority interests2  Investment management business is bifurcated into fees related to typical asset management fees (~60%3) and origination fees (~40%3); represents a smaller portion of the business relative to the Real Estate platform   Unique Portfolio / ReportingStructure  Key West presents GAAP filings on a consolidated vs. unconsolidated basis, but discloses a breakdown of various components of value to assist investors in their evaluation of the Company  Consolidated: Portfolio consists of investments in real estate and real estate-related assets that are typically wholly-owned assets  Co-Investments: Portfolio reflects capital invested by Key West for its partners in real estate and real estate-related assets where Key West does not own a majority interest; earns fees for managing fee-bearing capital including asset management, construction management, acquisition / disposition and origination fees  The detailed breakdown of key financial line items of the unconsolidated investments are limited  Key West is not and does not trade as a REIT, operates / invests in a wide range of real estate asset classes, and has an investment management business; whereas other large publicly traded real estate operators often tend to be organized as REITs and generally focus their operations on certain asset classes  Actively Managed Real Estate Portfolio  Key West has generated $470mm of cash YTD in asset sales, exceeding its FY2025 target of $400mm  In Q3 2025, Key West acquired a UK single family rental housing platform and three US multi-family communities while disposing of a US multi-family property, an office property in Italy and a UK retail asset  Key West realized a $196mm and $112mm gain on the sale of real estate in 2024A and 2023A, respectively  High G&A Costs  Key West’s G&A is elevated compared to its Real Estate peers as a percentage of NOI and total enterprise value which may be attributable to its relative size and scale, investment into the investment management platform, the active management of its real estate portfolio, Management compensation and its operations across diversified asset classes and regions  Elevated Leverage Profile  The Company is capitalized with above-market leverage, with a debt-to-capitalization ratio of more than 80%, relative to the Selected Publicly Traded Multi-family and Commercial Real Estate Companies, which have an average debt-to-capitalization ratio of approximately half this level   Key West Credit Ratings: S&P: B+, Moody’s: B2  Concentrated Investor Base  Key West’s top 5 shareholders own ~50% of the Company  Fairfax Relationship  Fairfax owns ~10% of Key West’s fully diluted shares outstanding and $500mm of preferred (~25mm warrants linked to preferred)  Fairfax accounts for ~57% of Key West’s fee bearing capital and has a number of joint real estate related and loan investments with Key West  Discount to NAV  Key West has historically traded at a 30%+ discount to NAV, which reflects a larger average historical discount than that of the Selected Multi-family Real Estate and Commercial Real Estate Publicly Traded Companies   Key West does not trade as a qualified REIT and pays regular income tax whereas the Selected Real Estate Publicly Traded Companies are REITs  Limited Equity Research Coverage  Key West has a price target from two Wall Street Analysts after Bank of America moved to No Rating following the Proposal  10  Diligence and Key Inputs For Our Analysis  Initial Observations on the Company  Source: Company Filings; Equity Research, S&P Ratings Direct, Moody’s   Real Estate AUM includes total estimated fair value of the real estate properties, total loan commitments made through Key West’s debt investment platform, inclusive of both currently outstanding loan amounts and contractual future fundings, and other real estate-related assets either owned by third parties, wholly-owned by the Company or held by joint ventures   Figures exclude lease-up and development related assets unless otherwise noted  Fee split based on LTM figures as reported

 I. Key West Run-Rate NOI Estimates and Diligence Adjustments:  Key West provided details on the various components of value of the Company at share via public filings, specifically the Supplemental Financial Information filed quarterly  Moelis and Key West held multiple sessions to diligence the Company’s perspectives on key components of value, resulting in the following adjustments:  Reclassified Stockley Park (100% leased) as an Income Producing Asset – European Office and removed Edgewater and LPC at West Covina (two divestitures) from Income Producing Assets – Multi-family  Adjusted the Company’s public capitalization details to account for the at share debt related to and the additional equity required to fund the TB acquisition, assumed to be funded by a draw on the Company’s revolver  Allocated G&A to the Company’s Investment Management business such that it operates at a 40% EBITDA margin, consistent with Management guidance and prior materials presented to the Board   Utilized publicly reported GAV at share estimates for the Lease-Up and Development Assets, as stabilized NOI at share for these assets does not accurately reflect certain minority interests and assets for which the scope is being explored due to data limitations constraining the Company’s ability to provide a representative estimate of annualized NOI   Moelis utilized the estimated annual NOI per Key West of ~$415mm for the Multi-Family, EU Office, US Office, Industrial and Retail portfolios  Moelis considered but did not utilize the LTM NOI of ~$382mm for the Multi-family, EU Office, US Office, Industrial and Retail portfolios as provided in financial information from Key West, which would have resulted in a lower implied value range, as such detail may not reflect the current portfolio compared to the forward-looking estimate of annualized NOI provided in the Company’s filings as of 09/30/2025 and based on discussions with Key West   II. Forecasts:  Key West does not prepare long-term financial projections in the ordinary course  Each year in Q1, Key West creates an internal annual budget for the current calendar year; the Management 2026 Budget is still in process  Key West has historically provided rating agencies with a forecast; however, the latest forecast was as of June 2024 and includes financials through 2027; the rating agencies did not require a forecast for their most recent report  Management Projections have not been prepared and therefore Moelis was unable to perform a discounted cash flow (“DCF”) analysis, which would have captured the full burden of the Company’s G&A expenses; the preliminary financial analyses herein may not capture the full G&A of the Real Estate Business  III. Key West GAV Estimates:  Key West maintains GAV estimates for its Stabilized Income Producing Real Estate and Lease-Up, Development and Non-Income Producing Assets, which are updated either quarterly or annually, and is a property level build of fair value, taking into account recent appraisals, Key West cap rate estimates, cost basis and estimated costs to complete  IV. Equity Research:  Equity research analysts covering Key West provide NAV estimates   Certain analysts also provide certain projections, however, these projections are limited because they either do not extend far enough into the future to provide for a meaningful forecast period, do not provide sufficient granularity which would allow for diligencing the forecast or assessing the value of the Real Estate and Investment Management Assets separately, and / or suspended research coverage  11  Diligence and Key Inputs For Our Analysis  Summary of Available Financial Information  Source: Key West Q3 2025 Company Filings; Key West Management  For Reference Only

 I. Real Estate:  Moelis analyzed Key West’s current and historical portfolio, including asset composition by sector and geography, and considered operating metrics like occupancy and WALT, among other metrics  Moelis analyzed Management’s derivation of estimated annual NOI as referenced in Key West’s filings and other financial information as follows:   Compared NOI estimates against reported LTM NOI and historical NOI performance over time  Held discussions with Management to determine any appropriate pro forma NOI adjustments for purposes of reclassifying certain assets that were recently divested and / or newly fully leased-up  Reviewed NOI build-up from selected asset-level budgets and asset-level appraisals for selected properties as provided by Management  Discussed with Management the operating expenses that are, and whether capex is, included in / excluded from NOI  Moelis analyzed Key West’s fair value estimates for the portfolio and cross-checked against asset-level appraisals for selected properties as provided by Management  Moelis and Management discussed Key West’s lease-up and development portfolio, including the stage of current lease-up and development assets, estimated cost basis and remaining costs to complete, Management’s view on stabilized NOI and time to achieve stabilization, and fair value considerations for wholly-owned and unconsolidated investments / off-balance sheet assets  Moelis and Key West Management discussed the feasibility of converting into a REIT and / or pursuing one or multiple spin-off strategies  Management indicated that the following factors, among potential others, constrained the Company’s ability to convert into a REIT: REIT conversion tax, the amount of unconsolidated and JV assets held by Key West, and the punitive treatment of short-term hold periods under REIT qualifications   II. Investment Management:  Moelis analyzed historical management and transaction fees, current and historical AUM and fee-bearing capital, investment type and geography, fund structure, and investor commitments in order to better understand Key West’s investor concentration, quality of client base, mix of commingled funds vs. JVs and SMAs, and permanence of capital  Moelis could not analyze projected performance fees due to limited availability of data per Management, so Moelis relied on the accrued performance fee balance in its preliminary financial analysis  Moelis discussed standalone costs for the investment management platform with Management; Management guided Moelis to use a 40% EBITDA margin for purposes of analyzing the investment management platform  Moelis benchmarked Management’s 40% EBITDA margin guidance against the Selected Publicly Traded Asset Managers  Methodologies Not Employed:  Moelis did not conduct its own valuation of each individual property, and did not engage an independent third-party valuer to appraise the entire portfolio   Moelis did not receive nor review rent rolls, nor did it receive nor review feasibility analyses and cash flow forecasts for the Lease-Up and Development assets  Moelis did not receive nor review underlying loan exposures, asset-level performance or other criteria for assessing the Loan Book  12  Diligence and Key Inputs For Our Analysis  Summary of Diligence on Financial Information  Source: Key West Q3 2025 Company Filings; Key West Management

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Diligence and Key Inputs For Our Analysis

Key West Components of Value Summary

Includes details from Key West's Q3 2025 Earnings Results and Supplemental Information

($ in millions)

Investments	Description	Occupancy[1]	Key West's Share Est. Annual NOI[2]
Income Producing Assets			
Multi-family[3]	• 7,862 consolidated units • 30,192 co-investment units	94.4%	$269.7
EU Office[4]	• 2.0mm consolidated square feet • 0.5mm co-investment square feet	91.0%	86.6
U.S. Office	• 0.7mm consolidated square feet • 3.6mm co-investment square feet	85.0%	26.1
Industrial	• 11.6mm co-investment square feet	97.8%	19.8
Retail	• 1.0mm consolidated square feet • 0.9mm co-investment square feet	82.4%	12.3
Loan Investments	• 127 loan investments • Key West loan balance of $221.7mm	NA	18.7
Total Estimated Annual NOI			**$433.2**
Lease-Up, Development, and Non-Income Producing Assets			Key West Gross Asset Value[5]
Lease-Up Portfolio	• Est. Annual NOI at stabilization: $47mm-$50mm[4]	33.0%	$959.5[6]
Development Projects	• Est. Annual NOI at stabilization: $12mm	NA	381.0
Residential and other	• 1,069 acres	NA	289.1
Total Key West Gross Asset Value			**$1,629.6**
Investment Management		Fee-Bearing Capital	Total
Investment Management - Base Fees	• Asset management and origination fees (T-12)	$9,700	$114.7[7]
Carried Interest Receivable, net	• Accrued carried interests receivable, net		19.3
Pro Forma Adjustment for TB Acquisition			Key West at Share Purchase Price
TB Acquisition	• Key West at share Purchase Price for TB acquisition		$176.7
Net Debt, Perpetual Preferred Stock, and Key West Share Count[8]			Total
Secured Debt (Key West Share)	• Secured Debt at Key West Share		$5,128.9
Lender Reserves (Key West Share)	• Secured Consolidated and Unconsolidated Cash at Key West Share		(120.3)
Key West Corporate Net Debt	• Key West Corporate-level debt and cash		2,138.7
Total Net Debt			**$7,147.3**
Cumulative Perpetual Preferred Stock			$800.0
Fully Diluted Shares Outstanding (mm)[9]			139.799
Memo: Total General & Administrative Expenses, LTM Q3 2025			*$172.3*
Investment Management Operating Expenses[10]			*68.8*
Non-Investment Management G&A			*103.5*

Removed Edgewater and LPC at West Covina (Divestitures) from Income Producing – Multi-family per Management

Reclassified Stockley Park as Income Producing – EU Office (vs. Lease-up) per Management

Source: Key West Q3 2025 Company Filings, Materials provided by Key West Management to Moelis
1. Occupancy as reported in Q3 2025 Earnings Results and Supplemental Information, unadjusted for reclassification of Stockley Park and sale of two multi-family assets
2. Based on weighted average ownership held by Key West
3. Multi-family units and NOI pro forma for sale of Edgewater and LPC at West Covina subsequent to 9/30/2025, per Management guidance; Edgewater accounted for 300 consolidated units and ~$2.5mm of NOI and LPC at West Covina accounted for 138 co-investment units and ~$1.2mm of NOI
4. Reclassifies Stockley Park as Income Producing Asset – EU Office, per Management guidance; Stockley Park NOI of $2.7mm and 54,000 square feet recategorized from Lease-Up
5. Lease-Up Gross Asset Value and Development Gross Asset Value include $239mm and $189mm, respectively, for minority-held investments and assets where the scope is still being explored, per Q3 2025 Earnings Results and Supplemental Information
6. Adjusted to net out Gross Asset Value of $39.5mm attributable to Stockley Park, per Management guidance
7. Reflects LTM figures per Management guidance
8. Includes consolidated and unconsolidated debt at Key West's share as reported in Q3 2025 Earnings Release and Supplemental Financial Information; includes adjustments for subsequent events such as the repayment of Euro Bonds using cash on hand and from a draw down on the revolver, and incremental cash deposit for the TB acquisition
9. Reflects 137.904mm basic shares outstanding as of 11/04/2025 and 1.894mm restricted stock units as of 12/31/2024
10. Implied based on 40% EBITDA margin for Investment Management business per Management guidance

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Diligence and Key Inputs For Our Analysis

Operational Benchmarking: General & Administrative Costs

Key West has elevated G&A relative to the Real Estate and Asset Management Publicly Traded Companies

Selected Publicly Traded Real Estate Companies G&A Benchmarking – G&A as a % of NOI

($ in millions)


Multifamily
Commercial
Key West NAV discount reflects average estimate of Bank of America, Deutsche Bank and J.P. Morgan
23.9%
29.7%
17.5%
13.3%
10.3%
9.5%
28.6%
24.1%
20.6%
18.8%
15.8%
13.5%
12.2%
10.8%
7.7%
7.3%
6.9%
Average: 15.4%²
US-Only Average: 11.3%²

Memo:	*Key West (Unaffected)*[1]	grainger plc	centerspace	Independence Realty Trust	ESSEX	Equity Residential		Shaftesbury	Derwent London	Workspace	Terreno	American Assets Trust		Rexford Industrial	Highwoods	Douglas Emmett	Cousins
G&A ($)[3,4]	103	49	29	55	134	197	59	58	52	30	46	36	49	82	42	47	39
G&A (% of TEV)	1.3%	1.3%	1.2%	0.9%	0.5%	0.6%	1.5%	1.3%	1.1%	1.4%	0.7%	1.2%	0.5%	0.6%	0.7%	0.7%	0.5%
NAV (Disc.) / Prem.	(42%)	(22%)	(16%)	(16%)	(13%)	(24%)	1%	(23%)	(46%)	(47%)	1%	(30%)	(13%)	(11%)	(21%)	(25%)	(16%)

Selected Publicly Traded Global Asset Management Companies G&A Benchmarking – G&A as a % of Revenue[5]

($ in millions)


US Traditional
US Alternatives
European Alternatives
60.0%
80.6%
80.0%
72.8%
71.3%
64.1%
61.1%
60.6%
58.7%
58.0%
53.1%
42.7%
42.1%
41.0%
31.1%
78.8%
76.3%
44.1%
32.6%
Average: 58.3%²

Memo:	*Key West (Assumes 40% EBITDA margin)*	Franklin Templeton	Invesco	Janus Henderson	AB	Cohen & Steers	T. Rowe Price	BlackRock	Ares	TPG	Carlyle	Apollo	Blackstone	Brookfield	KKR	Man	Patrizia	EQT	ICG
G&A ($)[3,4]	69	7,069	5,021	1,938	3,228	354	4,402	13,858	2,339	1,126	1,394	1,784	4,393	1,950	1,618	1,028	230	1,393	479

Source: Investor presentations, Company filings, S&P Capital IQ as of 12/18/2025
1. Estimated annual stabilized NOI, does not include fees from asset management business
2. Average excludes Key West; US-only average includes Equity Residential (EQR), Essex Property Trust (ESS), Independence Realty Trust (IRT), Centerspace (CSR), Cousins Properties Incorporated (CUZ), Douglas Emmett (DEI), Highwoods Properties (HIW), American Assets Trust (AAT), Rexford Industrial Realty (REXR), Terreno Realty Corporation (TRNO)
3. Reflects LTM G&A Selected Publicly Traded Real Estate Companies and Selected Publicly Traded Asset Management Companies
4. Key West non-Investment Management G&A calculated as total G&A minus Investment Management G&A; Investment Management G&A calculated based on 40% EBITDA margin per Management guidance
5. G&A for US alternatives calculated as fee-related revenue less fee-related earnings; G&A for US Traditional and European Alternatives calculated as revenue less EBITDA

Moelis

Confidential | 14

 Preliminary Financial Analysis  15

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Preliminary Financial Analysis
Approach to Preliminary Financial Analysis

For Reference Only

Selected Publicly Traded Companies Analysis	Selected Precedent Transactions Analysis	Selected Asset-Level Transactions Analysis

1 Calculate Implied Value of Real Estate Segment

1A Calculate GAV for Real Estate Segment

- **Range of cap rates** informed by the Selected Publicly Traded Multi-family and Commercial Real Estate Companies
- **Range of cap rates** informed by the Selected Asset-Level Real Estate Transactions

- **NOI** per Management
- Book Value of **Loan Investments, Lease-Up, Development** and **Residential Assets** per Management

2 Calculate Implied Value of Investment Management Segment

- **Investment Management** EBITDA based on LTM revenue and an assumed 40% margin per Management applied to the selected EBITDA multiple ranges
- **Accrued Carried Interest** based on balance sheet figures as of 09/30/2025

3 Other Adjustments

- **TB Purchase Price** of $177mm at Key West share as provided by Management

Unburdened by G&A: Do not reduce value by capitalized G&A	G&A Affected: Reduce value by capitalized G&A
Calculate GAV (1 + 2 + 3)	**Calculate Implied TEV**
Adjust for net debt and preferred to arrive at Implied NAV	Adjust for net debt and preferred
4 Apply Discount to NAV	

Arrive at Implied Equity Value

5 Calculate Implied Equity Value per Share

Selected Publicly Traded Companies Prem. / (Disc.) to Analyst NAV Estimates

1 Applies discount range of 20% – 40% to Equity Research NAV estimates to arrive at an implied share price

Dividend Discount Model ("DDM") Analysis

1 Calculate implied share price based on present value of future dividends based on Equity Research dividend forecast

Moelis

Confidential | 16

Source: Key West Management, Company Filings, S&P Capital IQ, Equity Research

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Preliminary Financial Analysis

Summary of Preliminary Financial Analysis

$ in millions, except per share

Implied Unaffected TEV; Implied Proposal TEV | Unaffected Price: $7.47; Proposal Price: $10.25

Methodology	Implied Total Enterprise Value Range[1]	Implied Share Price Range[1]	Key Assumptions & Commentary: Income-Producing[2]	Key Assumptions & Commentary: Lease-Up / Development	Key Assumptions & Commentary: Investment Management[3]
Selected Publicly Traded Companies Analysis (SOTP)[4]	$8,725 – $10,276	$5.56 – $16.62	• Multi-family Cap Rate: *4.75% – 5.75%* • Commercial Cap Rate: *5.75% – 7.00%*	• 1.0x Book Value of $1.6bn[5]	• TEV / LTM EBITDA Multiple: *10.0x – 14.0x* • LTM EBITDA: *$46mm*
			NAV Discount: *20% – 40%*		
Selected Precedent Transactions Analysis (SOTP)[4]	$9,057 – $10,794	$7.94 – $20.02	• Multi-family Cap Rate: *4.75% – 5.75%* • Commercial Cap Rate: *5.75% – 7.00%*	• 1.0x Book Value of $1.6bn[5]	• Transaction Value / Adj. EBITDA Multiple: *12.0x – 15.0x* • LTM EBITDA: *$46mm*
			NAV Discount: *5% – 20%*		
Selected Asset-Level Transactions Analysis (SOTP)[4]	Light green: $8,099 – $8,649; Dark green: $9,289 – $10,149	Light green: $1.09 – $5.02; Dark green: $9.60 – $15.75	• Multi-family Cap Rate: *5.00% – 5.50%* • Commercial Cap Rate: *7.25% – 8.00%*	• 1.0x Book Value of $1.6bn[5]	• Transaction Value / Adj. EBITDA Multiple: *12.0x – 15.0x* • LTM EBITDA: *$46mm*
			Light green bar burdened by G&A; Dark green bar unburdened by G&A[6]		

For Reference Only

Methodology	Implied Total Enterprise Value Range[1]	Implied Share Price Range[1]	Key Assumptions & Commentary
Selected Publicly Traded Companies Prem. / (Disc.) to Analyst NAV Estimates	$8,830 – $9,586; ◆ $9,645	$6.32 – $11.72; ◆ $12.14	• Applies 20% – 40% discount range to analyst NAV / sh estimates ◆ Diamond reflects unaffected average NAV
Illustrative Dividend Discount Model	$8,902 – $9,442	$6.83 – $10.69	• Equity Research Model assumes 4.0% annual dividend per share growth • Applies illustrative cost of equity range per equity research of 8.50% – 10.50% • Perpetuity growth rate range of 3.00% – 4.00%
52-Week High / Low *(Unaffected)*	$8,783 – $9,608	$5.98 – $11.88	• 52-week low and high based on unaffected date as of 11/04/2025
Analyst Share Price Targets *(Undiscounted)* – *Unaffected*	$9,024 (Bank of America); $9,205 (Deutsche Bank); $9,765 (J.P. Morgan)	$7.70 (Bank of America); $9.00 (Deutsche Bank); $13.00 (J.P. Morgan)	● Bank of America (Moved to No Rating as of 11/04/2025) ● Deutsche Bank ● J.P. Morgan
Analyst Share Price Targets *(Undiscounted)* – *Current*	$9,205 (Deutsche Bank); $9,485 (J.P. Morgan)	$9.00 (Deutsche Bank); $11.00 (J.P. Morgan)	

Source: Company Materials provided to Moelis, Company Filings, S&P Capital IQ as of 12/18/2025, Equity Research

1. Total enterprise value ("TEV") calculated as either the Implied Equity Value based on Discount to NAV plus net debt and preferred or the value of the Income Producing Assets, Lease-Up / Development / Residential assets, Investment Management business and purchase price for the TB acquisition, including net debt and preferred; TEV adjusted for balance sheet items from Q3 2025 Earnings Results, Supplemental Information and Management Guidance to calculate Equity Value, which is then divided by the implied number of fully diluted shares outstanding to derive the implied share price for each methodology
2. Includes Loan Investments at book value of ~$222mm as of 09/30/2025 at an illustrative price / book value multiple range of 0.9x – 1.1x
3. Includes Accrued Carried Interest at a book value of ~$19mm as of 09/30/2025 at an illustrative price / book value multiple of 1.0x
4. Includes $177mm purchase price for TB acquisition
5. Includes Lease-Up GAV of $960mm, Development GAV of $381mm and Residential GAV of $289mm as of 09/30/2025 based on Company filings; reclassifies GAV attributable to Stockley Park from Lease-Up-GAV to Income Producing segment per Management guidance
6. Light green bars include impact of LTM Non-IM G&A costs of $103mm at 11.5x – 14.5x multiple range, whereas the dark green bars exclude this impact

Moelis

Confidential | 17

 Preliminary Financial AnalysisManagement Q2 Board Presentation NAV Calculation  Source: Company Filings and Materials provided by Key West Management to Moelis  Applies basic shares outstanding of 138,293,288 as of 05/05/2025; applies net debt and cash figures based on Management’s Q2 2025 Presentation; Series A Cumulative Perpetual Convertible Preferred Shares of $300mm at liquidation preference and conversion ratio of 40.343 with $24.80 conversion price; Series B Cumulative Perpetual Preferred Shares of $300mm at liquidation preference and 13.043mm shares underlying warrants with an exercise price of $23.00 per share; Series C Cumulative Perpetual Preferred Shares of $200mm at liquidation preference and 12.338mm shares underlying warrants with an exercise price of $16.21 per share  Net Asset Value Scenarios – Key West Management  Implied Equity Value Per Share1  Materials as presented in Management’s Q2 2025 Presentation to the Key West Board of Directors  Enterprise Value  NAV Per Share  Illustrative Management NAV Sensitivity Analysis Prepared by Moelis Based on Potential NAV Discounts  ($ in millions, except per share data)  Materials Provided by Key West Management to Moelis  Considerations on Analysis  Management materials are as of Q2 2025 and do not account for:   The TB acquisition   Any assets purchased or divested post-Q2 2025, including the divestiture of Edgewater and LPC at West Covina subsequent to 09/30/2025  Changes in estimated annual NOI assumptions, including the reclassification of Stockley Park from Lease-Up to Income-Producing – Commercial   Accrued carried interests receivable  Capitalization details of the Company post-Q2 2025   Fully diluted share count post-Q2 2025  18

 Perspectives on Strategic Alternatives  19

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Perspectives on Strategic Alternatives

Review of Strategic Alternatives

	A. Pursue Standalone Plan	Pursue Strategic Discussions: B. Engage with Consortium Exclusively	Pursue Strategic Discussions: C. Reach Out to Other Additional Selected Parties	D. Consider Other Strategic Alternatives
Overview	• Determine not to engage with Consortium to pursue a transaction at the current time	• Sign NDA with Consortium and provide limited / targeted non-public information (on basis that Consortium could improve its Proposal)	• Engage with Consortium (see option B) • Contact other selected counterparties to indicate willingness to explore a strategic transaction and sign NDA, providing the same information	• Recommend certain actions for consideration to the full Board of Directors • Tax leakage, REIT qualification and other complexities apply to certain of these options, which include but are not limited to: (1) Sale of certain businesses, including Investment Management, or sale of assets within Investment Management ▪ Fairfax accounts for the majority of fee-bearing capital (2) Spin-out of Investment Management and REIT classification ▪ Company does not have an in-place system tracking REIT eligibility of the portfolio; may be more feasible for consolidated portfolio (3) Divestiture of certain asset classes / markets or liquidation ▪ Company has a significant number of low-basis assets from historical 1031 exchanges, which would generate meaningful taxable gains ▪ Company does not wholly own all assets in portfolio ▪ Process / timing considerations given number and diversity of assets in the portfolio (4) Internal initiatives targeting cost structure
Benefits	✓ Minimizes Management distraction ✓ Potential for Consortium to submit an improved Proposal	✓ Advance Consortium work on accelerated basis to determine if bid is actionable and if price can be increased ✓ Less Management distraction, as compared to option C	✓ Opportunity for greater price discovery ✓ Inclusion of other counterparties could increase competitive tension ✓ Ability to maintain speed and confidentiality by including only serious counterparties	
Considerations	• Consortium may shift focus elsewhere and shareholders may not have an opportunity to realize value at a premium to the unaffected share price • Shareholders do not have opportunity to vote on Proposal • Potentially less opportunity for price discovery	• Limits opportunity for price discovery from third parties • Potential loss of negotiating leverage if Consortium is the only party the Special Committee is engaging with • Time, additional work and Management attention required to get to a deal	• May take extended amount of time for certain counterparties to conduct diligence • Requires additional Management time and resources • Consortium expressed unwillingness to sell their shares to another party or vote in favor of an alternative transaction • Consortium offer is already public; not aware of any offers from third parties that have materialized since the Proposal was made • Go forward business relationship with Fairfax (i.e., the Company's largest source of fee-bearing capital) may create complexity for potential third-party acquirer	

Moelis

Confidential | 20

 21  Selected Pure-Play REIT Buyers  Selected Non-REIT Buyers  Perspectives on Strategic Alternatives  Illustrative Selected Potential Buyers  Below logos predominantly represent pure-play REITs that might be interested in one or multiple of Key West’s individual business segments, but are less likely to be interested in the aggregate Key West business due to diversity of operations; Sovereign Wealth Funds considered but ultimately not included as these potential buyers generally partner with operators for WholeCo acquisitions  [***]  [***]

 22  Perspectives on Strategic Alternatives  Illustrative Analysis at Various Prices  Source: Company Filings, Q3 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 12/18/2025  High and low spot NAV / share estimates reflect J.P. Morgan and Bank of America NAV / share estimate, respectively, from reports as of 11/05/2025 and 08/07/2025, respectively  Fully diluted shares outstanding includes 137.904mm common shares outstanding as of 11/04/2025 and 1.894mm restricted stock units as of 12/31/2024  Includes consolidated and unconsolidated debt at Key West’s share as reported in Q3 2025 Earnings Release and Supplemental Financial Information  Reflects Series A Cumulative Preferred Stock, Series B Cumulative Preferred Stock and Series C Cumulative Preferred Stock at liquidation preference as of 09/30/2025  Includes consolidated and unconsolidated cash at Key West’s share as reported in Q3 2025 Earnings Release and Supplemental Financial Information  Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management  Based on GAV from Q3 2025 Earnings Release and Supplemental Financial Information; reclassifies Stockley Park as Income Producing Asset – EU Office, per Management guidance  Based on $95mm of remaining equity requirement for TB acquisition, assumed to be paid with revolver per Management guidance, and $57mm of Key West share of debt at close   Multi-family estimated annual NOI pro forma for sale of Edgewater and LPC at West Covina subsequent to 9/30/2025, per Management guidance; Edgewater accounted for ~$2.5mm of NOI and LPC at West Covina accounted for ~$1.2mm of NOI  11/04/2025 Proposal Price

 Appendix  23

 Preliminary Financial Analysis Detail  24

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Preliminary Financial Analysis Detail

SOTP Analysis: Selected Publicly Traded Companies Analysis

Reflects nominal cap rates across Income Producing Assets and a 20% – 40% discount to NAV range

($ in millions, except per share)				Reference Range			Enterprise Value		
Investments	Period	Metric	$[1]	Low	Mid	High	Low	Mid	High
Income Producing									
Multi-family	Annualized	NOI	$270	5.75%	5.25%	4.75%	$4,691	$5,137	$5,678
Commercial	Annualized	NOI	145	7.00%	6.38%	5.75%	2,069	2,271	2,518
Total Stabilized Real Estate	**Annualized**	**NOI**	**$415**	**6.13%**	**5.59%**	**5.06%**	**$6,759**	**$7,409**	**$8,196**
Note: Compares to Management est. Stabilized Properties fair value of ~$7,457mm[2] and cap rate of 5.6% as of 09/30/2025									
Loan Investments	Current	Book	$222	0.9x	1.0x	1.1x	200	222	244
Total Income-Producing							**$6,959**	**$7,630**	**$8,440**
Lease-Up, Development, Non-Income Producing[3]									
Lease-Up	Current	Book	$960	1.0x	1.0x	1.0x	$960	$960	$960
Development	Current	Book	381	1.0x	1.0x	1.0x	381	381	381
Residential	Current	Book	289	1.0x	1.0x	1.0x	289	289	289
Total Lease-Up, Development, Non-Income Producing							**$1,630**	**$1,630**	**$1,630**
Total Income Producing, Lease-Up, Development, Non-Income Producing							**$8,588**	**$9,260**	**$10,070**
Note: Compares to Management est. Property fair value of ~$8,993mm as of 09/30/2025									
Investment Management									
Investment Management Base Fees[4]	LTM	EBITDA	$46	10.0x	12.0x	14.0x	$459	$551	$642
Accrued Carried Interest	Current	Book	19	1.0x	1.0x	1.0x	19	19	19
Total Investment Management							**$478**	**$570**	**$662**
Toll Brothers Purchase Price - Key West[5]	Current	Purchase Price					$177	$177	$177
Total Gross Asset Value							**$9,243**	**$10,006**	**$10,908**
Implied Total Enterprise Value[6]							*$8,725*	*$9,389*	*$10,276*
(+) Consolidated Cash							$123	$123	$123
(+) Unconsolidated Cash							124	124	124
(–) Consolidated Debt							(4,596)	(4,596)	(4,596)
(–) Unconsolidated Debt							(2,798)	(2,798)	(2,798)
(–) Preferred Stock							(800)	(800)	(600)[7]
Net Debt + Preferred Stock[8]							**($7,947)**	**($7,947)**	**($7,747)**
Implied Net Asset Value							**$1,296**	**$2,059**	**$3,161**
Implied Equity Value Based on Discount to NAV	Current	NAV Discount		(40%)	(30%)	(20%)	**$777**	**$1,441**	**$2,529**
(÷) Fully Diluted Shares Outstanding[9]							139.799	139.799	152.137[7]
Implied Equity Value per Share							**$5.56**	**$10.31**	**$16.62**
% Premium / Discount to Current Share Price of $9.85 as of 12/18/2025							*(43.5%)*	*4.7%*	*68.7%*
% Premium / Discount to Unaffected Share Price of $7.47 as of 11/04/2025							*(25.6%)*	*38.0%*	*122.5%*

Source: Company Filings and Materials provided by Key West Management to Moelis, Q3 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 12/18/2025

1. Estimated annual stabilized NOI provided by Management in the Q3 2025 Earnings Release and Supplemental Financial Information; Multi-family adjusted to remove Edgewater and LPC at West Covina (two divestitures); Stockley Park (100% leased) reclassified as Income Producing – Commercial
2. Reclassifies $21mm of fair value attributable to Stockley Park from Lease-Up to Income Producing – Commercial
3. Reflects Gross Asset Value as reported in Q3 2025 Earnings Release and Supplemental Financial Information; Stockley Park (100% leased) reclassified as Income Producing
4. Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management
5. Reflects required Key West equity for pending TB acquisition based on Materials provided by Key West Management to Moelis and Key West share of debt at close based on Materials provided by Key West Management to Moelis
6. Calculated as the Implied Equity Value based on Discount to NAV plus net debt and preferred
7. Series C Cumulative Perpetual Preferred Stock of $200mm adjusted for conversion of 12.338mm shares with underlying warrants at an exercise price of $16.21 per share
8. Based on balance sheet figures as reported in Q3 2025 Earnings Release and Supplemental Financial Information and subsequent events
9. Based on 137.904mm basic shares outstanding as of 11/04/2025 and 1.894mm restricted stock units as of 12/31/2024

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Preliminary Financial Analysis Detail

SOTP Analysis: Selected Precedent Transactions Analysis

Reflects nominal cap rates across Income Producing Assets and a 5% – 20% discount to NAV range

($ in millions, except per share)				Reference Range			Enterprise Value		
Investments	**Period**	**Metric**	**$[1]**	**Low**	**Mid**	**High**	**Low**	**Mid**	**High**
Income Producing									
Multi-family	Annualized	NOI	$270	5.75%	5.25%	4.75%	$4,691	$5,137	$5,678
Commercial	Annualized	NOI	145	7.00%	6.38%	5.75%	2,069	2,271	2,518
Total Stabilized Real Estate	**Annualized**	**NOI**	**$415**	**6.13%**	**5.59%**	**5.06%**	**$6,759**	**$7,409**	**$8,196**
Note: Compares to Management est. Stabilized Properties fair value of ~$7,457mm[2] and cap rate of 5.6% as of 09/30/2025									
Loan Investments	Current	Book	$222	0.9x	1.0x	1.1x	200	222	244
Total Income-Producing							**$6,959**	**$7,630**	**$8,440**
Lease-Up, Development, Non-Income Producing[3]									
Lease-Up	Current	Book	$960	1.0x	1.0x	1.0x	$960	$960	$960
Development	Current	Book	381	1.0x	1.0x	1.0x	381	381	381
Residential	Current	Book	289	1.0x	1.0x	1.0x	289	289	289
Total Lease-Up, Development, Non-Income Producing							**$1,630**	**$1,630**	**$1,630**
Total Income Producing, Lease-Up, Development, Non-Income Producing							**$8,588**	**$9,260**	**$10,070**
Note: Compares to Management est. Property fair value of ~$8,993mm as of 09/30/2025									
Investment Management									
Investment Management Base Fees[4]	LTM	EBITDA	$46	12.0x	13.5x	15.0x	$551	$619	$688
Accrued Carried Interest	Current	Book	19	1.0x	1.0x	1.0x	19	19	19
Total Investment Management							**$570**	**$639**	**$708**
Toll Brothers Purchase Price - Key West[5]	Current	Purchase Price					$177	$177	$177
Total Gross Asset Value							**$9,335**	**$10,075**	**$10,954**
Implied Total Enterprise Value[6]							*$9,057*	*$9,809*	*$10,794*
(+) Consolidated Cash							$123	$123	$123
(+) Unconsolidated Cash							124	124	124
(–) Consolidated Debt							(4,596)	(4,596)	(4,596)
(–) Unconsolidated Debt							(2,798)	(2,798)	(2,798)
(–) Preferred Stock							(800)	(800)	(600)[7]
Net Debt + Preferred Stock[8]							**($7,947)**	**($7,947)**	**($7,747)**
Implied Net Asset Value							**$1,387**	**$2,128**	**$3,207**
Implied Equity Value Based on Discount to NAV	Current	NAV Discount		(20%)	(13%)	(5%)	**$1,110**	**$1,862**	**$3,046**
(÷) Fully Diluted Shares Outstanding[9]							139.799	139.799	152.137[7]
Implied Equity Value per Share							**$7.94**	**$13.32**	**$20.02**
% Premium / Discount to Current Share Price of $9.85 as of 12/18/2025							*(19.4%)*	*35.2%*	*103.3%*
% Premium / Discount to Unaffected Share Price of $7.47 as of 11/04/2025							*6.3%*	*78.3%*	*168.0%*

Source: Company Filings and Materials provided by Key West Management to Moelis, Q3 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 12/18/2025

1. Estimated annual stabilized NOI provided by Management in the Q3 2025 Earnings Release and Supplemental Financial Information; Multi-family adjusted to remove Edgewater and LPC at West Covina (two divestitures); Stockley Park (100% leased) reclassified as Income Producing – Commercial
2. Reclassifies $21mm of fair value attributable to Stockley Park from Lease-Up to Income Producing – Commercial
3. Reflects Gross Asset Value as reported in Q3 2025 Earnings Release and Supplemental Financial Information; Stockley Park (100% leased) reclassified as Income Producing
4. Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management
5. Reflects required Key West equity for pending TB acquisition based on Materials provided by Key West Management to Moelis and Key West share of debt at close based on Materials provided by Key West Management to Moelis
6. Calculated as the Implied Equity Value based on Discount to NAV plus net debt and preferred
7. Series C Cumulative Perpetual Preferred Stock of $200mm adjusted for conversion of 12.338mm shares with underlying warrants at an exercise price of $16.21 per share
8. Based on balance sheet figures as reported in Q3 2025 Earnings Release and Supplemental Financial Information and subsequent events
9. Based on 137.904mm basic shares outstanding as of 11/04/2025 and 1.894mm restricted stock units as of 12/31/2024

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 27  Preliminary Financial Analysis DetailSOTP Analysis: Selected Asset-Level Transactions Analysis  Source: Company Filings and Materials provided by Key West Management to Moelis, Q3 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 12/18/2025  1. Estimated annual stabilized NOI provided by Management in the Q3 2025 Earnings Release and Supplemental Financial Information; Multi-family adjusted to remove Edgewater and LPC at West Covina (two divestitures); Stockley Park (100% leased) reclassified as Income Producing – Commercial  2. Reclassifies $21mm of fair value attributable to Stockley Park from Lease-Up to Income Producing – Commercial   3. Reflects Gross Asset Value as reported in Q3 2025 Earnings Release and Supplemental Financial Information; Stockley Park (100% leased) reclassified as Income Producing  4. Reflects Investment Management EBITDA assuming a 40% EBITDA margin of Investment Management segment revenue, per Management  5. Reflects required Key West equity for pending TB acquisition based on Materials provided by Key West Management to Moelis and Key West share of debt at close based on Materials provided by Key West Management to Moelis  6. Based on balance sheet figures as reported in Q3 2025 Earnings Release and Supplemental Financial Information and subsequent events  Based on 137.904mm basic shares outstanding as of 11/04/2025 and 1.894mm restricted stock units as of 12/31/2024

 28  Preliminary Financial Analysis DetailSOTP Analysis: Selected Asset-Level Transactions Analysis (G&A)  Source: Company Filings and Materials provided by Key West Management to Moelis, Q3 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 12/18/2025  Includes remaining portion of direct and corporate compensation and related expenses and general and administrative expenses, excluding Investment Management  Based on balance sheet figures as reported in Q3 2025 Earnings Release and Supplemental Financial Information and subsequent events  Based on 137.904mm basic shares outstanding as of 11/04/2025 and 1.894mm restricted stock units as of 12/31/2024

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Preliminary Financial Analysis Detail
Preliminary Financial Analysis Methodologies & Commentary

Moelis performed the following financial analyses on a Sum-of-the-Parts ("SOTP") basis to reflect the different business and financial characteristics of Key West's Real Estate (incl. Income-Producing and Lease-Up / Development) and Investment Management business segments

Selected Publicly Traded Companies Analysis (SOTP)	• Given Key West's business mix between Real Estate and Investment Management, Moelis performed a sum-of-the-parts analysis utilizing the Selected Publicly Traded Multi-family Real Estate and Commercial Real Estate Companies, and Asset Managers for respective segments • Moelis first calculated GAV for the Company's Income Producing real estate segment by applying a range of nominal cap rates o For the Income Producing Real Estate, nominal cap rates (based on in-place NOI) based on Green Street ("GSA") were applied to Key West Management annualized NOI estimates as of Q3 2025 o In determining the selected reference ranges for Key West, Moelis utilized its professional judgment and experience and considered the ranges of the current nominal cap rates of the Selected Publicly Traded Multi-family Real Estate and Commercial Real Estate Companies • Moelis then added the implied value of Key West's Income Producing Loan Investments, based on the book value of the Loan Investments as reported by Key West as of 09/30/2025 at an applied range of multiples of 0.9x – 1.1x book value o Moelis used its professional judgment in selecting the range of book value multiples for the Loan Investments, informed by the multiples employed by equity research analysts to the book values of balance sheet investments of Selected Publicly Traded Asset Management Companies • Moelis then added the estimated GAV of the Lease-Up, Development and Residential portfolio as publicly reported as of 09/30/2025; the Company-estimated GAV was utilized rather than NOI as stabilized NOI at share for these assets does not accurately reflect certain minority interests and assets for which the scope is being explored due to data limitations, per Management guidance and public filings • The implied enterprise value of the Investment Management business was implied by applying a range of multiples to the LTM Q3 2025 EBITDA of the Investment Management business and adding the book value of accrued carried interest as reported by Key West as of 09/30/2025 o TEV / LTM Adj. EBITDA multiples based on 09/30/2025 LTM Adj. EBITDA for the Selected Publicly Traded Asset Managers applied to Key West's Investment Management LTM Q3 2025A Segment EBITDA o In determining the selected reference ranges for Key West, Moelis utilized its professional judgment and experience and considered the ranges of the Selected Publicly Traded Asset Managers with attributes similar in certain regards to the Investment Management Business of Key West • Moelis also added the purchase price for the TB acquisition, inclusive of equity required to fund the acquisition and Key West's share of debt at close of the acquisition • The summation of the GAV of the Income Producing and Lease-Up, Development and Residential Assets, as well as the implied value of the Investment Management portion of the business and purchase price for the TB acquisition, calculated the GAV for Key West; to derive NAV, Moelis subtracted total Company debt and preferred stock, net of cash • The NAV implied based on the above was then discounted at a range of 20% – 40% to derive an implied equity value for the Company o Moelis determined the appropriate discount to apply based on Key West's observed discount to consensus NAV over the historical period, the discount of the Selected Publicly Traded Real Estate Companies and Moelis' professional judgment; Moelis considered but placed less emphasis on Key West's unaffected discount to NAV of 48%[1], which is higher than the selected range; Moelis considered but placed less emphasis on Key West's elevated leverage relative to the Selected Publicly Traded Real Estate Companies, complexity of operations (i.e., asset class type, geographical markets), subscale sub-portfolios, taxable income status as a non-qualified REIT and the concentration of Key West's shareholder base • In calculating the implied share price range, Moelis did not burden the valuation by capitalized G&A for the non-Investment Management portion of the business o While such impact may be partially captured in the NAV discount range applied, the Company's relatively high G&A burden could have justified an even larger discount; however, given the context of the potential transaction with Management (who may be responsible, at least in part, for the elevated level of G&A), we applied a smaller NAV discount

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Note: Balance sheet figures are pro forma adjusted as of September 30, 2025
1. Based on Analysts that currently have a price target on Key West

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Preliminary Financial Analysis Detail

Preliminary Financial Analysis Methodologies & Commentary (cont'd)

Moelis performed the following financial analyses on a Sum-of-the-Parts ("SOTP") basis to reflect the different business and financial characteristics of Key West's Real Estate (incl. Income-Producing and Lease-Up / Development) and Investment Management business segments

Selected Precedent Transactions Analysis (SOTP)

- Given Key West's business mix between Real Estate and Investment Management, Moelis performed a sum-of-the-parts analysis utilizing the Selected Precedent Real Estate and Alternative Asset Manager Transactions for respective segments
- Moelis first calculated GAV for the Company's Income Producing real estate segment by applying a range of nominal cap rates
  - o For the Income Producing Real Estate, nominal cap rates (based on in-place NOI) based on GSA were applied to Key West Management annualized NOI estimates as of Q3 2025
  - o In determining the selected reference ranges for Key West, Moelis utilized its professional judgment and experience and considered the ranges of the current nominal cap rates of the Selected Publicly Traded Multi-family Real Estate and Commercial Real Estate Companies
- Moelis then added the implied value of Key West's Income Producing Loan Investments, based on the book value of the Loan Investments as reported by Key West as of 09/30/2025 at an applied range of multiples of 0.9x – 1.1x book value
  - o Moelis used its professional judgment in selecting the range of book value multiples for the Loan Investments, informed by the multiples employed by equity research analysts to the book values of balance sheet investments of Selected Publicly Traded Asset Management Companies
- Moelis then added the estimated GAV of the Lease-Up, Development and Residential portfolio as publicly reported as of 09/30/2025; the Company-estimated GAV was utilized rather than NOI as stabilized NOI at share for these assets does not accurately reflect certain minority interests and assets for which the scope is being explored due to data limitations, per Management guidance and public filings
- The implied enterprise value of the Investment Management business was implied by applying a range of multiples to the LTM Q3 2025 EBITDA of the Investment Management business and adding the book value of accrued carried interest as reported by Key West as of 09/30/2025
  - o Transaction Value / Adj. EBITDA multiples based on publicly available information for the Selected Precedent Alternative Asset Manager Transactions applied to Key West's Investment Management LTM Q3 2025A Segment EBITDA
  - o In determining the selected reference ranges for Key West, Moelis utilized its professional judgment and experience and considered the ranges of the Selected Precedent Alternative Asset Manager Transactions with attributes similar in certain regards to the Investment Management Business of Key West
- Moelis also added the purchase price for the TB acquisition, inclusive of equity required to fund the acquisition and Key West's share of debt at close of the acquisition
- The summation of the GAV of the Income Producing and Lease-Up, Development and Residential Assets, as well as the implied value of the Investment Management portion of the business and purchase price for the TB acquisition, calculated the GAV for Key West; to derive NAV, Moelis subtracted total Company debt and preferred stock, net of cash
- The NAV implied based on the above was then discounted at a range of 5% – 20% to derive an implied equity value for the Company
  - o Moelis determined the appropriate discount to apply based on the discount of the Selected Precedent Real Estate Transactions and Moelis' professional judgment; Moelis considered but placed less emphasis on Key West's elevated leverage relative to the Selected Precedent Real Estate Transactions, complexity of operations (i.e., asset class type, geographical markets), subscale sub-portfolios, taxable income status as a non-qualified REIT and the concentration of Key West's shareholder base
- In calculating the implied share price range, Moelis did not burden the valuation by capitalized G&A for the non-Investment Management portion of the business
  - o While such impact may be partially captured in the NAV discount range applied, the Company's relatively high G&A burden could have justified an even larger discount; however, given the context of the potential transaction with Management (who may be responsible, at least in part, for the elevated level of G&A), we applied a smaller NAV discount

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Note: Balance sheet figures are pro forma adjusted as of September 30, 2025

 31  Preliminary Financial Analysis DetailPreliminary Financial Analysis Methodologies & Commentary (cont’d)  Selected Asset-Level Transactions Analysis(SOTP)  Moelis first calculated GAV for the Company’s Income Producing real estate segment by applying a range of offer cap rates informed by the Selected Asset-Level Real Estate Transactions   For the Income Producing Real Estate segment, the Selected Asset-Level Transactions Analysis utilizes a range of offer cap rates based on transaction data from Real Capital Analytics, CoStar and GSA for the Selected Asset-Level Transactions applied to Key West Management annualized NOI estimates as of Q3 2025   In determining the selected reference ranges for Key West, Moelis utilized its professional judgment and experience and considered the ranges of the offer cap rates of the Selected Asset-Level Real Estate Transactions  Moelis then added the implied value of Key West's Income Producing Loan Investments, based on the book value of the Loan Investments as reported by Key West as of 09/30/2025 at an applied range of multiples of 0.9x – 1.1x book value  Moelis used its professional judgment in selecting the range of book value multiples for the Loan Investments, informed by the multiples employed by equity research analysts to the book values of balance sheet investments of Selected Publicly Traded Asset Management Companies  Moelis then added the estimated GAV of the Lease-Up, Development and Residential portfolio as publicly reported as of 09/30/2025; the Company-estimated GAV was utilized rather than NOI as stabilized NOI at share for these assets does not accurately reflect certain minority interests and assets for which the scope is being explored due to data limitations, per Management guidance and public filings  The implied enterprise value of the Investment Management business was implied by applying a range of multiples to the LTM Q3 2025 EBITDA of the Investment Management business and adding the book value of accrued carried interest as reported by Key West as of 09/30/2025  Transaction Value / Adj. EBITDA multiples based on publicly available information for the Selected Precedent Alternative Asset Manager Transactions applied to Key West’s Investment Management LTM Q3 2025A Segment EBITDA  In determining the selected reference ranges for Key West, Moelis utilized its professional judgment and experience and considered the ranges of the Selected Precedent Alternative Asset Manager Transactions with attributes similar in certain regards to the Investment Management Business of Key West   Moelis also added the purchase price for the TB acquisition, inclusive of equity required to fund the acquisition and Key West’s share of debt at close of the acquisition  In conducting the analysis, Moelis considered that the other sum-of-the-parts methodologies assess the value of Key West by looking at other companies that own real estate assets. This approach factors in the platform value of those businesses expressed via the premium / (discount) to NAV applied to calculate an implied equity value   It is our observation that REITs trading at a discount to NAV have platforms that do not create value in excess of cost of capital. Platform costs may be partially captured in the G&A load of those platforms  If market conditions were different and more favorable, these platforms could create value; however, there is limited evidence today in the market proving this case   Given the Company’s current leverage position, the Company’s opportunities to leverage to grow into the platform are limited   The Asset-Level Transaction Analysis is a bottoms-up analysis where there is no direct means to factor in the platform. We recognize that the answer is somewhere in between not capitalizing, and fully capitalizing G&A for Key West’s non-Investment Management business  As such, we are taking two approaches:   No additional burden for G&A, beyond what may be implicitly included in the offer cap rates  G&A-Affected: Burdens the valuation by the capitalized G&A  The quantum of the impact of these costs was based on a blended multiple implied by the TEV / LTM EBITDA multiples for the Selected Publicly Traded Asset Managers and the TEV / EBITDAre multiples for the Selected Publicly Traded Real Estate Companies applied to G&A costs not assumed by the Investment Management business  Moelis performed the following financial analyses on a Sum-of-the-Parts (“SOTP”) basis to reflect the different business and financial characteristics of Key West’s Real Estate (incl. Income-Producing and Lease-Up / Development) and Investment Management business segments  Note: Balance sheet figures are pro forma adjusted as of September 30, 2025

 32  Preliminary Financial Analysis DetailPreliminary Financial Analysis Methodologies & Commentary (cont’d)  Dividend Discount Model (DDM) Analysis(For Reference Only)  Moelis conducted a dividend discount model analysis on a consolidated basis for reference only   For purposes of the analysis, Moelis utilized financial projections based on an Equity Research Analyst model and then applied the perpetuity growth method to the dividend per share of the last projection year to arrive at a terminal value  Dividends were based on the projected dividends per share; Equity Research Analyst model assumes a dividend per share growth rate of 4% annually throughout projection period  Dividends through 2033E and terminal value were discounted using a cost of equity analysis to September 30, 2025, utilizing mid-year convention  Moelis performed the following financial analyses on a Sum-of-the-Parts (“SOTP”) basis to reflect the different business and financial characteristics of Key West’s Real Estate (incl. Income-Producing and Lease-Up / Development) and Investment Management business segments  Note: Balance sheet figures are pro forma adjusted as of September 30, 2025

 Selected Publicly Traded Companies Analysis  33

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Selected Publicly Traded Companies Analysis
Real Estate: Selected Publicly Traded Multi-Family REITs

As of 12/18/2025	Asset Focus	Market Focus	Share Price	Market Cap ($bn)	Enterprise Value ($bn)	TEV / LTM EBITDAre	GSA Cap Rate Nominal	GSA Cap Rate Implied	Implied Cap Rate[1]	GSA NAV Per Share	Prem./(Disc.) to NAV	ND + Pref / LTM EBITDAre
US Multi-Family												
Equity Residential	Gateway	National incl. West Coast	$62.09	$24.2	$32.6	12.2x	5.0%	6.2%	6.5%	$81.62	(23.9%)	5.5x
Essex Property Trust, Inc.	Gateway	California, Seattle	261.07	17.4	24.9	18.6x	5.1%	5.7%	5.6%	299.07	(12.7%)	5.6x
Independence Realty Trust, Inc.	Non-Gateway	Sunbelt	17.04	4.2	6.4	17.8x	5.8%	6.5%	6.5%	20.19	(15.6%)	6.2x
Centerspace[2]	Non-Gateway	Midwest, Mountain West	66.27	1.2	2.3	17.1x	5.7%	6.4%	7.4%[3]	78.71	(15.8%)	8.4x
					Mean	**16.4x**	**5.3%**	**6.1%**	**6.5%**		**(17.4%)**	**6.4x**
					Median	**17.5x**	**5.1%**	**6.2%**	**6.5%**		**(15.6%)**	**5.9x**
EUR Multi-Family												
Grainger plc	Non-Gateway	Across the UK	$2.45	$1.8	$3.8	19.4x	4.5%	5.1%	NA	$3.15	(22.3%)	10.0x
					Mean	**19.4x**	**4.5%**	**5.1%**	**NA**		**(22.3%)**	**10.0x**
					Median	**19.4x**	**4.5%**	**5.1%**	**NA**		**(22.3%)**	**10.0x**
					Multi-Family High	**19.4x**	**5.8%**	**6.5%**	**7.4%**		**(12.7%)**	**10.0x**
					Multi-Family Mean	**17.0x**	**5.2%**	**6.0%**	**6.5%**		**(18.1%)**	**7.2x**
					Multi-Family Median	**17.8x**	**5.1%**	**5.9%**	**6.5%**		**(19.0%)**	**6.2x**
					Multi-Family Low	**12.2x**	**4.5%**	**5.1%**	**5.6%**		**(23.9%)**	**5.5x**
Key West (Unaffected)[4]	**Non-Gateway**	**Western US, Ireland**	**$7.47**	**$1.0**	**$9.0**	**21.2x**	**NA**	**NA**	**6.5%[5]**		**(42.2%)[6]**	**18.7x**

Based on consensus equity research NAV / share of $12.93 based on J.P. Morgan, Deutsche Bank and Bank of America estimates

Source: S&P Capital IQ as of 12/18/2025 and GSA as of 12/12/2025, reflecting the latest weekly GSA data available as of 12/18/2025
1. Implied cap rate calculated as NOI for US comps and NRI for EUR comps divided by TEV
2. Centerspace is not covered by GSA; GSA NAV per share and implied cap rate for Centerspace represent an equity research consensus average from Raymond James, Wells Fargo, RBC, Piper Sandler, UBS Equities; NAV per share consensus also includes Cantor Fitzgerald estimate; nominal cap rate per Wells Fargo's 3Q25 report as other equity research reports do not report nominal cap rate
3. Differences in our implied cap rate and GSA Implied Cap Rate is attributed to (i) LQA NOI used in our spread vs NTM figures in GSA build; (ii) GSA adjusting EV for development assets, management platforms and / or other assets and liabilities as applicable; (iii) differences in pro forma adjustments for subsequent events where GSA would pro forma adjust income and capital structure but our LQA numbers are historical so the adjustments only affect the capital structure, which is driving the variance
4. Key West Adj. EBITDAre reflects property NOI, loan income, and investment management fees (net of compensation and general and administrative expenses)
5. Based on NOI and TEV as follows: $415mm estimated annual NOI of stabilized assets; unaffected TEV minus Investment Management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / non-income producing GAV, minus book value of loan investments and minus Toll Brothers purchase price
6. Based on consensus equity research NAV / share of $12.93, relative to unaffected share price

Moelis

Confidential | 34

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Selected Publicly Traded Companies Analysis
Real Estate: Selected Publicly Traded Commercial REITs

As of 12/18/2025	Asset Focus	Market Focus	Share Price	Market Cap ($bn)	Enterprise Value ($bn)	TEV / LTM EBITDAre	GSA Cap Rate Nominal	GSA Cap Rate Implied	Implied Cap Rate[1]	GSA NAV Per Share	Prem./(Disc.) to NAV	ND + Pref / LTM EBITDAre
US Office												
Cousins Properties Incorporated	Suburban	Sunbelt	$25.05	$4.2	$7.7	12.2x	7.7%	8.5%	NA	$29.93	(16.3%)	5.5x
Douglas Emmett, Inc.	Gateway	Los Angeles, Honolulu	11.20	2.3	6.6	11.2x	7.3%	8.0%	9.7%[2]	15.00	(25.4%)	7.3x
Highwoods Properties, Inc.	Suburban	Sunbelt	25.51	2.8	6.3	11.8x	8.4%	9.3%	9.0%	32.16	(20.7%)	6.5x
American Assets Trust, Inc.	Mixed / Other	Pacific States, Texas	19.01	1.5	3.0	12.9x	7.6%	9.1%	8.5%	27.12	(29.9%)	6.7x
					Mean	12.0x	7.7%	8.7%	9.0%		(23.1%)	6.5x
					Median	12.0x	7.6%	8.8%	9.0%		(23.0%)	6.6x
EUR Office												
Derwent London Plc	Gateway	London	$22.62	$2.5	$4.6	21.5x	4.4%	6.5%	NA	$42.19	(46.4%)	9.7x
Workspace Group Plc	Mixed / Other	London, S.E. England	5.18	1.0	2.1	16.2x	6.6%	9.3%	NA	9.84	(47.3%)	8.5x
					Mean	18.9x	5.5%	7.9%	NA		(46.9%)	9.1x
					Median	18.9x	5.5%	7.9%	NA		(46.9%)	9.1x
US Industrial												
Rexford Industrial Realty, Inc.	Infill	Southern California	$40.91	$9.8	$13.0	17.8x	5.2%	5.7%	5.8%	$46.20	(11.4%)	4.4x
Terreno Realty Corporation	Gateway	Major Coastal Markets	60.58	6.3	7.1	23.2x	4.8%	4.7%	4.4%	59.94	1.1%	2.7x
					Mean	20.5x	5.0%	5.2%	5.1%		(5.2%)	3.6x
					Median	20.5x	5.0%	5.2%	5.1%		(5.2%)	3.6x
EUR Industrial												
Tritax Big Box REIT plc	Mixed	South East, Midlands UK	$1.98	$5.4	$9.0	23.4x	5.2%	5.7%	NA	$2.27	(12.9%)	9.5x
					Mean	23.4x	5.2%	5.7%	NA		(12.9%)	9.5x
					Median	23.4x	5.2%	5.7%	NA		(12.9%)	9.5x
EUR Retail												
Shaftesbury Capital PLC	Gateway	Central London	$1.87	$3.4	$4.6	25.5x	4.1%	5.0%	5.2%	$2.42	(22.7%)	6.4x
Hammerson Plc	Gateway	UK, France, Ireland	4.29	2.3	3.8	21.7x	7.1%	7.2%	5.6%[2]	4.22	1.5%	8.6x
					Mean	23.6x	5.6%	6.1%	5.4%		(10.6%)	7.5x
					Median	23.6x	5.6%	6.1%	5.4%		(10.6%)	7.5x
					Commercial High	25.5x	8.4%	9.3%	9.7%		1.5%	9.7x
					Commercial Mean	18.0x	6.2%	7.2%	6.9%		(20.9%)	6.9x
					Commercial Median	17.8x	6.6%	7.2%	5.8%		(20.7%)	6.7x
					Commercial Low	11.2x	4.1%	4.7%	4.4%		(47.3%)	2.7x
Key West (Unaffected)[3]	**Suburban**	**Western US, UK, Ireland**	**$7.47**	**$1.0**	**$9.0**	**21.2x**	**NA**	**NA**	**6.5%[4]**		**(42.2%)[5]**	**18.7x**

Based on consensus equity research NAV / share of $12.93 based on J.P. Morgan, Deutsche Bank and Bank of America estimates

Source: S&P Capital IQ as of 12/18/2025 and GSA as of 12/12/2025, reflecting the latest weekly GSA data available as of 12/18/2025
1. Implied cap rate calculated as NOI for US comps and NRI for EUR comps divided by TEV
2. Differences in our implied cap rate and GSA Implied Cap Rate is attributed to (i) LQA NOI used in our spread vs NTM figures in GSA build; (ii) GSA adjusting EV for development assets, management platforms and / or other assets and liabilities as applicable; (iii) differences in pro forma adjustments for subsequent events where GSA would pro forma adjust income and capital structure but our LQA numbers are historical so the adjustments only affect the capital structure, which is driving the variance
3. Key West Adj. EBITDAre reflects property NOI, loan income, and investment management fees (net of compensation and general and administrative expenses)
4. Based on NOI and TEV as follows: $415mm estimated annual NOI of stabilized assets; unaffected TEV minus investment management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / non-income producing GAV, minus book value of loan investments and minus Toll Brothers purchase price
5. Based on consensus equity research NAV / share of $12.93, relative to unaffected share price

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Confidential | 35

 36  Source: Company filings, Thomson Reuters estimates; Equity Research estimates, S&P Capital IQ as of 12/18/2025  Note: KKR and Apollo valuations include the value of their consolidated insurance businesses  Non-controlling interest excluded as it includes non-controlling interest from consolidated funds  Selected Publicly Traded Companies Analysis Trading Metrics: Publicly Traded Asset Managers  1

 Selected Precedent Transactions  37

 38  Selected Precedent Transactions Analysis Real Estate: Selected Multi-family REITs  Source: S&P Capital IQ, public filings and articles  Based on NOI and TEV as follows: $415mm estimated annual NOI of stabilized assets; Offer TEV minus investment management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / non-income producing GAV, minus book value of loan investments and minus TB acquisition purchase price  Based on consensus equity research NAV / share of $12.93, relative to offer price per share   2  1  Reflects the NAV discount implied by the Proposal Offer Price

 39  Selected Precedent Transactions Analysis Real Estate: Selected Commercial REITs  Source: S&P Capital IQ, public filings and articles  Based on NOI and TEV as follows: $415mm estimated annual NOI of stabilized assets; Offer TEV minus investment management business (valued at 40% EBITDA margin per management and mid-point estimate of 12.0x from Selected Publicly Traded Companies Analysis SOTP Nominal Cap Rates), minus accrued carried interest book value, minus lease-up / development / non-income producing GAV, minus book value of loan investments and minus TB acquisition purchase price  Based on consensus equity research NAV / share of $12.93, relative to offer price per share  2  1  Reflects the NAV discount implied by the Proposal Offer Price

 40  Selected Precedent Transactions AnalysisSelected Precedent Alternative Asset Manager Transactions  Source: Bloomberg, company filings, equity research  Transaction Value reflects either equity value or total enterprise value; see footnotes for detail on each transaction  EBITDA reflects estimated 2025 EBITDA of ~$30M. Transaction Value reflects average total consideration (based on 80% acquisition) including and excluding $92M earnout and grossed up to reflect 100% acquisition  Assumes EBITDA of $100M. Transaction Value based on capitalization date of 02/21/2025 and includes ~44.708M shares of Class A Common Stock, 140.110K Restricted Class A Common Stock shares and ~96.423M OpCo Class A Common Units, all of which are to be exchanged into 0.07081 shares of Apollo common stock and ~79.142M shares of Class B Common Stock, all of which are to be exchanged into 0.00006 shares of Apollo common stock  EBITDA based on estimated Pre-Tax FRE of $425M (calculated as expected ~$850M base fees at 50% margin). Transaction Value based on average of TEV inclusive of earnout and exclusive of earnout (calculated as product of 1.6M shares and BlackRock 12/02/2024 closing price of $1,020.11). TEV calculation assumes $12B valuation, less $675M used to fund retention pool for HPS employees and estimated $480M PRE valuation (calculated as the product of $40M PRE and 12.0x)  Transaction Value reflects average total consideration (based on 75% acquisition) including and excluding ~$255M earnout and grossed-up to reflect 100% acquisition. TEV / EBITDA multiple based on Wendel disclosures  EBITDA based on estimated 2026 FRE of $245M. TEV calculated as average of $3.7B upfront consideration and sum of $3.7B upfront consideration and $1.5B earnout provision  EBITDA based on estimated $400M of post-tax annual FRE. TEV calculated as average of ~$11.9B (total consideration of ~$12.6B less $650M retention bonus) and ~$7.9B (total consideration of ~$12.6B less both $650M retention bonus and ~$4.0B earnout)  EBITDA based on actual 2022 Underlying EBITDA (which excludes exceptional items) of £57.8M. Transaction Value includes £179M of ECP’s existing debt. Conversion to USD based on 09/05/2023 USD/GBP exchange rate of ~1.2562  EBITDA reflects 2022 actual profit before tax of ~$30.9M. Transaction Value reflects average total consideration (based on 72% acquisition) including and excluding $93M earnout and grossed up to reflect 100% acquisition  EBITDA based on BNP Paribas Exane estimated 2023 pre-tax distributable earnings of $184M; Transaction Value calculated as average of ~$3.1B (including $400M earnout) and ~$2.7B (excluding $400M earnout)  EBITDA based on estimated annual run-rate operating income of ~$60M (excludes incentive fees and investment income). Transaction Value calculated as average of $700M (including $350M earnout) and $350M (excluding $350M earnout). Franklin also purchased ~$188M in Alcentra’s CLOs  EBITDA based on BNP Paribas Exane estimate of $265M. Transaction Value calculated as average of upfront consideration of ~$3.3B and total consideration (including ~$900M earnout) of ~$4.2B  EBITDA based on estimated 2020 EBITDA of ~$80M. Transaction Value calculated includes refinancing of ~$300M of Exeter’s debt  EBITDA reflects estimated 2019 Distributable Earnings of ~$659M. Transaction Value reflects average total consideration (based on 62% acquisition) including and excluding $2.3B earnout and grossed up to reflect 100% acquisition  EBITDA reflects actual 2016 EBITDA of ~$320M  2  3  4  5  6  7  8  9  10  11  12  13  14  15

 Selected Asset-Level Transactions Analysis  41

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Selected Asset-Level Transactions Analysis
Real Estate Transaction and Market-level Nominal Cap Rates

Moelis analyzed Cap Rates from 3Q2025 asset-level transaction data based on markets, cities and asset types deemed generally relevant by Moelis to Key Wests existing asset portfolio

	3Q25 Transaction Cap Rates [1]			Market-Level Nominal Cap Rate [2]	
Property Type	**RCA**	**Costar**	**GSA**	**Costar**	**GSA**
Mountain West	5.2%	5.4%	5.4%	6.3%	5.4%
Pacific Northwest	5.5%	5.4%	5.5%	5.6%	5.3%
Southern California	5.2%	4.9%	5.2%	4.9%	5.1%
Northern California	5.6%	5.7%	5.1%	5.4%	5.2%
Wtd. Avg. US Multifamily	**5.3%**	**5.3%**	**5.4%**	**5.9%**	**5.3%**
Ireland	5.1%	NA	5.1%	NA	5.0%
Wtd. Avg. EUR Multifamily	**5.1%**	**NA**	**5.1%**	**NA**	**5.0%**
Wtd. Avg. Subtotal Multifamily	**5.3%**	**5.3%**	**5.3%**	**5.9%**	**5.3%**
Mountain West	6.1%	8.4%	10.4%	6.8%	11.0%
Pacific Northwest	7.0%	6.9%	10.9%	7.6%	10.5%
Southern California	8.4%	8.3%	9.8%	5.8%	10.2%
Northern California	10.0%	8.5%	10.5%	7.1%	10.7%
Wtd. Avg. US Office	**8.5%**	**8.2%**	**10.1%**	**6.3%**	**10.4%**
UK	7.6%	7.4%	7.6%	10.1%	7.9%
Ireland	8.3%	7.8%	7.8%	NA	7.5%
Italy	NA	NA	NA	NA	7.7%
Wtd. Avg. EUR Office	**7.8%**	**7.5%**	**7.7%**	**10.1%**	**7.7%**
Mountain West	5.8%	6.0%	5.5%	6.1%	5.5%
Pacific Northwest	3.6%	6.2%	5.3%	6.5%	5.4%
Northern California	5.0%	NA	6.1%	6.8%	5.7%
Wtd. Avg. US Industrial	**5.2%**	**6.0%**	**5.8%**	**6.5%**	**5.6%**
UK	6.6%	5.5%	5.3%	6.8%	6.3%
Ireland	NA	NA	6.4%	NA	6.4%
Spain	6.3%	NA	7.4%	NA	6.4%
Wtd. Avg. EUR Industrial	**6.6%**	**5.5%**	**5.5%**	**6.8%**	**6.3%**
Southern California	6.4%	6.1%	6.2%	6.4%	6.2%
UK	NA	7.3%	10.7%	9.0%	10.2%
Ireland	7.5%	7.4%	NA	NA	9.1%
Wtd. Avg. Retail	**7.4%**	**7.3%**	**10.3%**	**8.8%**	**9.5%**
Wtd. Avg. Subtotal Commercial	**7.8%**	**7.3%**	**7.9%**	**8.5%**	**8.2%**

Property Level Transaction Markets – Based on Existing Key West Markets

US Market Grouping: Mountain West – Phoenix, Tucson, Denver, Boulder, Colorado Springs, Boise, Las Vegas, Reno, Salt Lake City; Pacific Northwest – Seattle, Portland, Spokane; So. California – Los Angeles, San Diego, Orange County Santa Barbara; No. California – San Jose, Sacramento, San Franciso, Santa Rosa
Europe Market Grouping: U.K. – London, Manchester, Liverpool, Glasgow, Edinburgh, Aberdeen, South Coast; Ireland – Dublin, Cork; Italy – Milan, Rome; Spain – Madrid, Barcelona

Source: Real Capital Analytics, Costar, GSA
Note: Additional transaction parameters – Multifamily - >$10mm sale value, Industrial/Retail - >10k sqft, Office - >25k sqft
GSA Markets – Rome, Milan, Barcelona, Madrid, London, Manchester, Edinburgh, Dublin, Denver, Las Vegas, Los Angeles, Orange County, Phoenix, Portland, Sacramento, Salt Lake City, San Diego, San Francisco, San Jose, Seattle
Costar Markets – Albuquerque, Boise, Boulder, Colorado Springs, Denver, Las Vegas, Los Angeles, Orange County, Phoenix, Portland, Reno, Sacramento, Salt Lake City, San Diego, San Francisco, San Jose, Santa Barbara, Santa Rosa, Seattle, Spokane, Tucson
1. Reported asset-level cap rate based on observed transaction data
2. Private market cap rates aggregated by database providers

Moelis

Confidential | 42

 43  Selected Asset-Level Transactions AnalysisSelected Precedent Alternative Asset Manager Transactions  Source: Bloomberg, company filings, equity research  Transaction Value reflects either equity value or total enterprise value; see footnotes for detail on each transaction  EBITDA reflects estimated 2025 EBITDA of ~$30M. Transaction Value reflects average total consideration (based on 80% acquisition) including and excluding $92M earnout and grossed up to reflect 100% acquisition  Assumes EBITDA of $100M. Transaction Value based on capitalization date of 02/21/2025 and includes ~44.708M shares of Class A Common Stock, 140.110K Restricted Class A Common Stock shares and ~96.423M OpCo Class A Common Units, all of which are to be exchanged into 0.07081 shares of Apollo common stock and ~79.142M shares of Class B Common Stock, all of which are to be exchanged into 0.00006 shares of Apollo common stock  EBITDA based on estimated Pre-Tax FRE of $425M (calculated as expected ~$850M base fees at 50% margin). Transaction Value based on average of TEV inclusive of earnout and exclusive of earnout (calculated as product of 1.6M shares and BlackRock 12/02/2024 closing price of $1,020.11). TEV calculation assumes $12B valuation, less $675M used to fund retention pool for HPS employees and estimated $480M PRE valuation (calculated as the product of $40M PRE and 12.0x)  Transaction Value reflects average total consideration (based on 75% acquisition) including and excluding ~$255M earnout and grossed-up to reflect 100% acquisition. TEV / EBITDA multiple based on Wendel disclosures  EBITDA based on estimated 2026 FRE of $245M. TEV calculated as average of $3.7B upfront consideration and sum of $3.7B upfront consideration and $1.5B earnout provision  EBITDA based on estimated $400M of post-tax annual FRE. TEV calculated as average of ~$11.9B (total consideration of ~$12.6B less $650M retention bonus) and ~$7.9B (total consideration of ~$12.6B less both $650M retention bonus and ~$4.0B earnout)  EBITDA based on actual 2022 Underlying EBITDA (which excludes exceptional items) of £57.8M. Transaction Value includes £179M of ECP’s existing debt. Conversion to USD based on 09/05/2023 USD/GBP exchange rate of ~1.2562  EBITDA reflects 2022 actual profit before tax of ~$30.9M. Transaction Value reflects average total consideration (based on 72% acquisition) including and excluding $93M earnout and grossed up to reflect 100% acquisition  EBITDA based on BNP Paribas Exane estimated 2023 pre-tax distributable earnings of $184M; Transaction Value calculated as average of ~$3.1B (including $400M earnout) and ~$2.7B (excluding $400M earnout)  EBITDA based on estimated annual run-rate operating income of ~$60M (excludes incentive fees and investment income). Transaction Value calculated as average of $700M (including $350M earnout) and $350M (excluding $350M earnout). Franklin also purchased ~$188M in Alcentra’s CLOs  EBITDA based on BNP Paribas Exane estimate of $265M. Transaction Value calculated as average of upfront consideration of ~$3.3B and total consideration (including ~$900M earnout) of ~$4.2B  EBITDA based on estimated 2020 EBITDA of ~$80M. Transaction Value calculated includes refinancing of ~$300M of Exeter’s debt  EBITDA reflects estimated 2019 Distributable Earnings of ~$659M. Transaction Value reflects average total consideration (based on 62% acquisition) including and excluding $2.3B earnout and grossed up to reflect 100% acquisition  EBITDA reflects actual 2016 EBITDA of ~$320M  2  3  4  5  6  7  8  9  10  11  12  13  14  15

 Additional Sum-of-the-Parts Analysis Support  44

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Additional Sum-of-the-Parts Analysis Support
General & Administrative Expenses Allocation and Investment Management EBITDA Detail

Q3 2025 LTM General & Administrative Expenses

	Total Company	Consolidated	Co-Investment
Revenue			
Rental	$375.4	$375.4	–
Hotel	–	–	–
Investment Management Fees	114.7	–	114.7
Loans	24.7	–	24.7
Direct Costs			
Rental	$145.0	$145.0	–
Hotel	–	–	–
Compensation and Related (incl. SBC)	87.6	35.7	51.9
Promote Allocation (net of compensation)[1]	4.6	–	4.6
General & Administrative	30.6	13.2	17.4
Other Loss	7.2	2.7	4.5
Other Segment Items	7.9	8.5	(0.6)
Direct Costs	**$282.9**	**$205.1**	**$77.8**
Indirect Costs			
Compensation and related, corporate	47.1		
General and administrative, corporate	7.0		
Indirect Costs	**$54.1**	–	–
Total Direct and Indirect Costs	**$337.0**		

~$172mm of total LTM G&A expenses

Investment Management EBITDA	
Total Segment Revenue	**$114.7**
(–) Operating Expenses[2]	(68.8)
Total Investment Management EBITDA	**$45.9**
	40%[3]
Memo: Non-Investment Management G&A	
Total G&A	172.3
(–) Operating Expenses - Investment Management[2]	(68.8)
Non-Investment Management G&A	**103.5**

Moelis

Source: Company Filings
1. Includes ~$6.0mm of performance fee revenue and $1.3mm of promote allocation compensation
2. Excludes promote allocation (net of compensation), which is captured within SOTP analysis within book value of accrued carried interest
3. 40% EBITDA margin for Investment Management business per Management guidance

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Asset Managers Historical Share Price Performance

Key West's share price has underperformed that of Asset Managers

Market-Cap-Weighted Average Share Price Performance – Last 10 Years to 12/18/2025

Market-Cap-Weighted Average Period Share Price Performance	10 Year[1]	5 Year	2 Year	YTD
Key West	**(60%)**	**(43%)**	**(20%)**	**(1%)**
Key West (through unaffected date as of 11/04/2025)	*(69%)*	*(45%)*	*(41%)*	*(25%)*
Selected US Traditional Publicly Traded Companies[2]	149%	41%	34%	3%
Selected US Alternatives Publicly Traded Companies[3]	432%	155%	28%	(22%)
Selected European Alternatives Publicly Traded Companies[4]	280%	81%	24%	11%


Shading indicates period from 11/04/2025 unaffected date to 12/18/2025
800%
700%
600%
500%
400%
300%
200%
100%
–
(100%)
Nov-2015
Nov-2016
Nov-2017
Nov-2018
Nov-2019
Nov-2020
Nov-2021
Nov-2022
Nov-2023
Nov-2024
Nov-2025
432%
280%
149%
(60%)
Key West (unaffected) 10-year share price performance of (69%)
Shading indicates period from 11/04/2025 unaffected date to 12/18/2025
Key West
Selected US Traditional Publicly Traded Companies²
Selected US Alternatives Publicly Traded Companies³
Selected European Alternatives Publicly Traded Companies⁴

Source: S&P Capital IQ as of 12/18/2025
Note: Indexes are calculated based on market-cap-weighted average share price performance
1. Reflects share price performance from 11/04/2015 to 12/18/2025
2. Selected US Traditional Publicly Traded Companies includes AllianceBernstein Holding L.P. (NYSE:AB), BlackRock (NYSE:BLK), Cohen & Steers (NYSE:CNS), Franklin Resources (NYSE:BEN), Invesco (NYSE:IVZ), Janus Henderson Group (NYSE:JHG), T. Rowe Price Group (NASDAQ:TROW)
3. Selected US Alternatives Publicly Traded Companies include Apollo Global Management (NYSE:APO), Ares Management Corporation (NYSE:ARES), Blackstone (NYSE:BX), Brookfield Asset Management (TSX:BAM), The Carlyle Group (NASDAQ:CG), KKR & Co (NYSE:KKR), TPG (NASDAQGS:TPG)
4. Selected European Alternatives Publicly Traded Companies include EQT AB (OM:EQT), ICG (LSE:ICG) Man Group (LSE:EMG), Patrizia PE (XTRA:PAT)

Moelis

Confidential | 46

 Dividend Discount Model Analysis (For Reference Only)  47

 Dividend discount model analysis reflects implied equity value ranges based on estimated present value of the dividends paid by the Company based on an Equity Research model  48  Analysis uses Equity Research financial projections and assumes the following:  8.25-year projection period from 10/01/2025 to 12/31/2033E and valuation date as of 09/30/2025  Q4 2025E dividend per share of $0.12 per Equity Research model as of February 2025  2026E dividend per share of $0.48 assumed to grow 4% annually through 2033E per Equity Research model as of February 2025  Other Equity Research model as of August 2025 assumes a 0% annual growth rate from 2026E – 2029E  Dividends through 2033E and terminal value were discounted to September 30, 2025, utilizing mid-year convention  Illustrative cost of equity range per equity research of 8.50% – 10.50%1  Terminal value based on Terminal Year dividend per share and assumes a perpetuity growth rate between 3.00% – 4.00%  Terminal Year dividend per share of $0.63, equal to the 2033E dividend per share amount  Terminal value represents approximately 56% – 70% of the total DDM net present value   Dividend Discount Model Analysis (For Reference Only)  Methodologies and Assumptions  Source: Equity Research  1. Equity Research model uses a cost of equity of 9.36% for purposes of its financial analysis

 49  Dividend Discount Model Analysis Summary  Dividend Discount Model Analysis (For Reference Only)  Dividend Discount Model Analysis Summary  Source: Equity Research  Implied Equity Value per Share  Note: One Equity Research Model projects 4% dividend growth through 2033E; Other Equity Research Model projects 0% dividend growth through 2029E

 Operational Benchmarking  50

 Operational Benchmarking  G&A: Selected Publicly Traded Real Estate Companies  51  Source: Investor presentations, company filings, S&P Capital IQ as of 12/18/2025  Non-investment management G&A calculated as total G&A minus investment management G&A; investment management G&A calculated based on 40% EBITDA margin per management  Estimated annual stabilized NOI, does not include fees from asset management business  TEV as of unaffected date of 11/04/2025 minus investment management business (valued at 40% EBITDA margin per management and illustrative 12.0x multiple), minus accrued carried interest book value and minus TB acquisition purchase price  1  2  3

 52  Source: Investor presentations, company filings, S&P Capital IQ as of 12/18/2025  G&A for US Alternatives calculated as fee-related revenue less fee-related earnings; G&A for U.S Traditional and European Alternatives calculated as revenue less EBITDA  Assumes the 40% EBITDA margins for the Key West Investment Management business per Management guidance; assumes TEV based on a 12.0x multiple on implied LTM EBITDA of $46mm based on mid-point of range based on selected publicly traded companies   Operational Benchmarking  G&A: Selected Publicly Traded Asset Managers  2

 53  Operational Benchmarking  AUM & Revenue Metrics: Selected Publicly Traded Asset Managers  Source: Investor presentations, company filings, S&P Capital IQ as of 12/18/2025  Exact values not disclosed  Represents fee-bearing AUM as opposed to total AUM  Base investment management fee CAGR is ~23%  2  2  2  1  1  3

 Additional Company Detail  54

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Capital Structure Detail (as of Q3 2025)

($ in millions, except per share data)			
Share Price (as of 12/18/2025)			$9.85
Basic Shares Outstanding as of 11/04/2025			137.904
Restricted Stock Units as of 12/31/2024	Exercise price	# Underlying Shares	1.894
Series A Cumulative Perpetual Convertible Preferred Stock[1]	$24.80	12.097	–
Series B Cumulative Perpetual Preferred Stock	$23.00	13.043	–
Series C Cumulative Perpetual Preferred Stock	$16.21	12.338	–
(x) Fully Diluted Shares Outstanding			**139.799**
Fully Diluted Market Capitalization			**$1,377**
Debt at Share			
Consolidated at Key West Share - Secured as of 09/30/2025			$2,331
Consolidated at Key West Share - European Unsecured Bonds			–
Consolidated at Key West Share - Unsecured as of 09/30/2025			1,902
Unconsolidated at Key West Share - Secured as of 09/30/2025			2,021
Unconsolidated at Key West Share - Vintage Housing as of 09/30/2025			777
Revolver Draw after 9/30/2025			211
Revolver Draw for remaining Key West equity requirement for Toll Brothers purchase[2]			95
Key West Share of Debt at Close, Toll Brothers acquisition[3]			57
Total Debt			**$7,394**
Series A Cumulative Perpetual Convertible Preferred as of 09/30/2025			$300
Series B Cumulative Perpetual Preferred as of 09/30/2025			300
Series C Cumulative Perpetual Preferred as of 09/30/2025			200
Total Debt + Preferred Stock[4]			**$8,194**
Cash at Share			
Consolidated at Key West Share - Secured as of 09/30/2025			($112)
Consolidated at Key West Share - European Unsecured Bonds as of 09/30/2025			(4)
Consolidated at Key West Share - Unsecured as of 09/30/2025			(263)
Restricted Cash as of 09/30/2025[5]			128
Incremental Restricted Cash for pending Toll Brothers acquisition deposit after 09/30/2025[6]			13
Unconsolidated at Key West Share - Secured as of 09/30/2025			(67)
Unconsolidated at Key West Share - Vintage Housing as of 09/30/2025			(57)
Cash used for repayment of Euro Bonds, net of revolver draw after 9/30/2025[7]			142
Cash from sale of multi-family investments after 9/30/2025			(25)
(-) Cash & Cash Equivalents			(247)
Net Debt + Preferred Stock			**$7,947**
Total Enterprise Value			**$9,324**

Source: Company Filings, Q3 2025 Earnings Release and Supplemental Financial Information, S&P Capital IQ as of 12/18/2025
1. Reflects adj. conversion rate, conversion price and number of shares on conversion per Management guidance, excess dividends paid over 10 quarters
2. Total Key West Equity Requirement for TB acquisition of $120mm per Management guidance; assumes remaining Key West Equity Requirement funded with revolver per Management guidance
3. Reflects Key West share of debt at close for TB acquisition, per Management guidance
4. Includes 300,000 shares of Series A Cumulative Perpetual Convertible Preferred stock at $1,000 per share liquidation preference, 300,000 shares of Series B Cumulative Perpetual Preferred Stock at $1,000 per liquidation preference and 200,000 shares of Series C Cumulative Perpetual Preferred stock at $1,000 per share liquidation preference, assuming no accrued dividends; Series A cumulative perpetual convertible preferred stock was below adjusted conversion price of $24.80 per share; warrants tied to Series B and Series C Cumulative Perpetual Preferred Stock were out-of-the-money based on exercise prices of $23.00 per share and $16.21 per share, respectively, as of 12/31/2024
5. Restricted cash primarily related to lender reserves associated with consolidated mortgages held on properties and reserves held on behalf of borrowers under construction loans; also includes $12.5mm of restricted cash for initial TB acquisition deposit as of 09/30/2025
6. $12.5mm of cash used to pay deposit for TB acquisition after 09/30/2025 based on Management guidance
7. Cash on hand and proceeds from $211.0mm revolver draw used for repayment of Euro Bonds and deposit for TB acquisition after 09/30/2025, per Company Filings

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Key Terms of Preferred

	Series A Cumulative Perpetual Convertible Preferred Stock	Series B Cumulative Perpetual Preferred Stock	Series C Cumulative Perpetual Preferred Stock
Amount Outst.	• 300,000 preferred shares as of 09/30/2025	• 300,000 preferred shares as of 09/30/2025 (*Owned by Fairfax*)	• 200,000 preferred shares as of 09/30/2025 (*Owned by Fairfax*)
Convers. Rate	• 40.323[1]	NA	NA
Annual Dividend Rate	• 5.75%	• 4.75%	• 6.00%
Exercise Price	• $24.80 / share[1]	• $23.00 / share	• $16.21 / share
# of Converted Shares	• 12,096,774[1]	• 13,043,478[2]	• 12,338,062[3]
Change-of-Control Provisions	• Fundamental Change Repurchase Price reflects a cash amount equal to the Liquidation Preference plus any accrued and unpaid dividend	• Redemption Price in connection with a Fundamental Change reflects cash amount equal to the Liquidation Preference of each share plus any accrued and unpaid dividends	• Redemption Price in connection with a Fundamental Change reflects cash amount equal to the Liquidation Preference of each share plus any accrued and unpaid dividends
Voting Limits	NA	NA	• Limitation on voting Series C preferred stock or exercising warrants to the extent it would result in the holders having voting power in excess of 19.9% of the then-outstanding shares of Key West common stock
Liquid. Pref.	• $1,000 / share	• $1,000 / share	• $1,000 / share
Implied Value at Liquid. Pref.[3]	• $300mm	• $300mm	• $200mm

Source: Company Filings, Key West Management
1. Reflects adj. conversion rate, conversion price and number of shares on conversion per management guidance, excess dividends paid over 10 quarters
2. Reflects the 13,043,478 warrants underlying Series B Cumulative Preferred Stock issued in connection with 02/23/2022 private placement
3. Reflects the 12,338,062 warrants underlying Series C Cumulative Preferred Stock issued in connection with 06/16/2023 private placement; Fairfax would not be able to vote any of the shares underlying the Series C Cumulative Preferred Stock because their beneficial ownership is aggregated with that of William McMorrow for purposes of the Series C Certificate of Designation's cap of 19.9%
4. Assumes no accrued and unpaid dividends

Moelis
Confidential | 56

 57  Additional Company DetailTB Acquisition Funding Requirements  Source: Key West Management  Pro Forma Capitalization Adjustments  $25mm deposit included within the adjusted restricted cash balance  The additional Key West equity required assumed to be funded via a revolver draw, per Management guidance  $57mm of at share debt added to the Key West total debt balance

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Key West NOI Components of Value by Asset Over Time

Reflects details and figures reported in Key West's Quarterly Earnings Results and Supplemental Information

($ in millions, sq. ft. in millions)

NOI Components of Value by Income-Producing Assets


Total Estimated Annual NOI, Income-Producing Assets
Loan Investments
Retail
Industrial
EU Office
Multi-family
$464
26
20
16
30
99
273
$485
25
20
17
30
99
294
$492
23
13
18
29
104
305
$467
21
11
17
29
92
297
$473
19
12
18
30
93
302
$468
19
12
20
28
91
298
$433
19
12
20
26
87 1
270 2

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025
Consolidated (% Key West Ownership)	97%	97%	97%	97%	97%	97%	97%
Co-Investment (% Key West Ownership)	21%	22%	23%	23%	23%	23%	20%
Stabilized (% Key West Ownership)	37%	38%	38%	39%	39%	37%	34%
Multi-family (consolidated units / co-investment units)	9,230 / 24,940	9,470 / 26,399	9,718 / 26,663	9,258 / 26,637	9,258 / 27,066	8,250 / 29,486	7,862 / 30,192[2]
EU Office (consolidated sq. ft. / co-investment sq. ft.)	2.5 / 1.0	2.5 / 1.0	2.5 / 1.0	2.4 / 0.7	2.4 / 0.7	2.0 / 0.7	2.0 / 0.5[3]
US Office (consolidated sq. ft. / co-investment sq. ft.)	0.8 / 4.4	0.8 / 4.4	0.8 / 4.2	0.8 / 4.2	0.8 / 4.2	0.8 / 3.6	0.7 / 3.6
Industrial (co-investment sq. ft.)	11.1	11.5	11.4	11.2	11.5	11.5	11.6
Retail (consolidated sq. ft. / co-investment sq. ft.)	1.4 / 1.5	1.4 / 1.5	1.1 / 1.5	1.1 / 1.0	1.1 / 0.9	1.1 / 1.0	1.0 / 0.9
Loan Investments (investments / loan balance)	109 / $271.0	115 / $271.2	117 / $272.7	118 / $256.1	120 / $228.3	125 / $215.4	127 / $221.7

Source: Company Filings
Note: Excludes impact from TB acquisition
1. Adjusted to reclassify Stockley Park (100% leased) as Income Producing Asset – EU Office, per Management guidance; Stockley Park NOI of $2.7mm recategorized from Lease-Up
2. Multi-family units and NOI pro forma for sale of Edgewater and LPC at West Covina subsequent to 9/30/2025, per Management guidance; Edgewater accounted for 300 consolidated units and ~$2.5mm of NOI and LPC at West Covina accounted for 138 co-investment units and ~$1.2mm of NOI
3. Adjusted to reclassify Stockley Park (100% leased) as Income Producing Asset – EU Office, per Management guidance; Stockley Park Consolidated sq. ft. of 0.054mm

Moelis

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Additional Company Detail
Key West Portfolio Overview

Estimated Annual NOI by Country


Multifamily
Europe Office
US Office
Industrial & Retail
Loans
62.3%
20.0%
6.0%
7.4%
4.3%

Estimated Annual NOI by Segment


US
Ireland
United Kingdom
Other
61.9%
20.0%
17.2%
0.9%

($ in millions)

Investments	Description	Occupancy [1]	Key West's Share Est. Annual NOI [2]
Income Producing Assets			
Multi-family [3]	• 7,862 consolidated units • 30,192 co-investment units	94.4%	$269.7
EU Office [4]	• 2.0mm consolidated square feet • 0.5mm co-investment square feet	91.0%	86.6
U.S. Office	• 0.7mm consolidated square feet • 3.6mm co-investment square feet	85.0%	26.1
Industrial	• 11.6mm co-investment square feet	97.8%	19.8
Retail	• 1.0mm consolidated square feet • 0.9mm co-investment square feet	82.4%	12.3
Loan Investments	• 127 loan investments • Key West loan balance of $221.7mm	NA	18.7
Total Estimated Annual NOI			**$433.2**

Source: Key West Q3 2025 Company Filings, Materials provided by Key West Management to Moelis
1. Occupancy as reported in Q3 2025 Earnings Results and Supplemental Information, unadjusted for reclassification of Stockley Park and sale of two multi-family assets
2. Based on weighted average ownership held by Key West
3. Multi-family units and NOI pro forma for sale of Edgewater and LPC at West Covina subsequent to 9/30/2025, per Management guidance; Edgewater accounted for 300 consolidated units and ~$2.5mm of NOI and LPC at West Covina accounted for 138 co-investment units and ~$1.2mm of NOI
4. Reclassifies Stockley Park as Income Producing Asset – EU Office, per management guidance; Stockley Park NOI of $2.7mm and 54,000 square feet recategorized from Lease-Up

Moelis
Confidential | 59

 Source: Key West Management  Adjusted to reclassify Stockley Park (100% leased) under Stabilized Properties; Stockley Park fair value estimate of ~$21mm based on materials provided by Management to Moelis  Multi-Family Includes Market Rate and VHH portfolio   Adjusted to reclassify Stockley Park (100% leased) under Income Producing – Commercial (Office); Stockley Park Fair Value estimate of ~$21mm recategorized from Lease-Up  60  Estimated Fair Value Over Time – Stabilized, Lease-Up, Development, Loan Investment, Residential and Other  Additional Company DetailHistorical Global Property Summary – Fair Value Over Time  ($ in millions)  Development  Lease-up  Stabilized  Residential and Other  Loan Investments  Industrial  Office  Multi-Family2  Retail   Stabilized Properties  (7%)  4%   3%   (5%)  1%   (1%)  (3%)  Lease-up  40%   (13%)  (14%)  11%   2%   (17%)  (7%)  Development  (42%)  (37%)  (2%)  (20%)  22%   10%   3%   Loan Investments  3%   (0%)  0%   (6%)  (11%)  (1%)  2%   Residential and Other  8%   (7%)  12%   (3%)  4%   3%   6%   Total  (5%)  (0%)  1%   (4%)  2%   (3%)  (3%)  Stabilized Portfolio Composition, Fair Value  Q1 2024  Q2 2024  Q3 2024  Q4 2024  Q1 2025  Q2 2025  Q3 2025  QoQ % Change  3  1  Based on materials provided by Key West Management

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Additional Company Detail
Fairfax Financial / Key West Co-Investments and Ownership

Fairfax Financial has a number of real estate and debt investments alongside Key West

Fairfax and Key West Co-Investment Summary

Real Estate Investments

- Fairfax and Key West have 11 real estate investments together (on a blended basis, Fairfax owns ~70%)
- Key West has a total of 365 real estate investments totaling ~$8.8bn GAV at share (excl. loans)


4%
~$8.8bn
96%
Non-Fairfax Related Key West GAV at Share
Fairfax Related Key West GAV at Share

Debt Investments

- Fairfax and Key West have 122 total debt investments together (Fairfax owns 95%+ of total commitment)
- Key West has a total of 127 total debt investments


4%
127
96%
Non-Fairfax Commingled Key West Loans
Fairfax Commingled Key West Loans

Property Level Loans

- Fairfax has 7 property level loans to Key West owned properties / partnerships
- Total loan commitment of ~$913mm as of 09/30/2025


2%
365
98%
Key West Properties without Fairfax Loans
Key West Properties with Fairfax Loans

Fee Bearing Capital

- Fairfax accounts for ~57% of total fee-bearing capital
- Expected asset management fees from Fairfax in 2025 is ~$27mm[1]


57%
~$9.7bn
43%
Non-Fairfax Related Fee-Bearing Capital
Fairfax Related Fee-Bearing Capital

Fairfax Ownership in Key West

Common Stock	Fairfax CS	Total Key West CS[2]	FF % of Total
Total	**13,322,009**	**137,904,394**	**9.7%**

Preferred Stock	Shares	Amount	Rate	Annual Dividend Per Share
Series B Preferred Stock	300,000	$300,000	4.75%	$11.875
Series C Preferred Stock	200,000	200,000	6.00%	15.000
Total	**500,000**	**$500,000**	–	–

Warrants	Warrants	CS Underlying Warrants	Expiration
Warrants (Linked to Series B)	13,043,478	13,043,478	03/08/2029
Warrants (Linked to Series C)[3]	12,338,062	12,338,062	06/16/2030
Total	**25,381,540**	**25,381,540**	–

Moelis

Source: Key West Q3 2025 Company Filings; Key West Management
Note: Key West Figures exclude adjustments to divestitures and for TB acquisition
1. Excludes origination fees; Fairfax-related origination fees expected to be ~$28 million in 2025
2. Excludes RSUs and assumes underlying warrants are out of the money
3. Series C includes a limitation which restricts the right to exercise warrants and receive shares that would result in beneficial ownership in excess of 19.9% of the then-outstanding shares

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Additional Company Detail
Key West – Funds Breakdown

Fairfax accounts for ~57% of total fee-bearing capital

			Expected Asset Management Fees		
Fund	**Fee-Bearing AUM**	**% of Total AUM**	**2025**	**2026**	**2027**
Fairfax	$5,508,782,899	56.9%	$27,233,034[1]	$30,192,058	$29,849,314
AXA	432,118,597	4.5%	3,658,433	3,658,433	3,658,433
Funds	1,000,921,460	10.3%	11,660,929	7,500,687	4,825,795
Eldridge	297,071,742	3.1%	2,487,032	2,367,740	2,367,740
GIC	847,908,659	8.8%	7,663,539	7,528,802	6,630,644
Other[2]	1,597,650,105	16.5%	6,439,776	7,532,165	7,532,165
Total	**$9,684,453,462**	**100.0%**	**$59,142,743**	**$58,779,885**	**$54,864,091**

Commingled Fund Investor Type	***Allocated* Fund VI**	***Allocated* Europe Fund II**	***Committed* Fund VII**	**Total**
Pension Fund	$251,193,030	$101,871,429	$156,375,000	$509,439,458
RIA	107,767,803	–	–	107,767,803
Sovereign Wealth Fund	–	152,807,143	–	152,807,143
PE	9,263,084	20,374,286	–	29,637,369
Family Office	5,448,873	3,056,143	28,350,000	36,855,016
Insurance	–	–	50,000,000	50,000,000
Foundation	–	–	–	–
Corporate	1,634,662	–	110,600,000	112,234,662
Private Fund	1,089,775	–	–	1,089,775
Bank	1,089,775	–	–	1,089,775
Total	**$377,487,000**	**$278,109,000**	**$345,325,000**	**$1,000,921,000**

Top Capital Providers
- PIFSS[3]: $270M
- Saudi Aramco: $125M
- Blue Cross: $125M

Moelis

1. Excludes origination fees; Fairfax-related origination fees expected to be ~$28 million in 2025
2. Tambourine, Takenaka, Blackstone, Varde, etc.
3. Kuwaiti Pension Fund

Confidential | 62

 Additional Supporting Detail  63

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Additional Supporting Detail
Proposal Summary

The Consortium submitted the Proposal to the Board of Directors of Key West on 11/04/2025

	Proposal Overview
Proposed Transaction	• An acquisition of all of the outstanding shares of common stock of Key West that the Consortium does not currently own, via a jointly held holding company of the Consortium • William J. McMorrow and Fairfax Financial Holdings Limited indicated that they collectively own ~31% of the common shares of Key West, inclusive of all shares underlying warrants, based on their respective 13D filings as of 11/04/2025 • Excluding warrants, the Consortium's ownership of common shares would be ~18%[1] at the proposal price and at Key West's trading levels as of 12/18/2025, given the warrants are out-of-the-money[2] • Inclusive of warrants, the Consortium collectively holds ~24% of the voting power of the Company (or ~30% if requisite Company stockholder approval is obtained such that the Series C Preferred Stock's cutback mechanic is not applicable)
Price	• $10.25 per share in cash
Financing	• The Consortium expects to be able to fully finance the Proposed Transaction with its members' available liquidity • Proposal is not subject to obtaining financing
Management	• Certain senior executive officers other than William J. McMorrow intend to roll over their existing interests in the Company as part of the Proposed Transaction, based on the Joint Bidding Agreement between members of the Consortium • Since the submission of the Proposal on 11/04/2025, the President and General Counsel of Key West have indicated that they are part of the Consortium
Conditions	• Proposed Transaction shall be structured to qualify as a tax-free, tax-deferred or non-recognition transaction for all applicable income tax purposes with respect to the rollover equity
Exclusivity	• None requested in Proposal to Key West; Consortium members subject to exclusivity with each other via Joint Bidding Agreement, preventing them from directly or indirectly pursuing any alternative proposal while the Proposed Transaction is ongoing until the Joint Bidding Agreement's automatic termination on 02/04/2026 (unless earlier terminated by mutual agreement by members of the Consortium)
Willingness to Explore Alternate Transactions	• Proposal letter indicated that the Consortium is not interested in selling their Company shares to another party or voting in favor of any alternative transaction • If the Proposed Transaction does not occur, the Consortium members indicated their present intention to remain as long-term shareholders of the Company
Advisors	• Legal advisor: Debevoise & Plimpton • Financial advisors: J.P. Morgan, Bank of America

Source: Company Filings
1. Based on number of Key West common shares held by the Consortium as disclosed in Joint Bidding Agreement as of 11/04/2025
2. The exercise prices of the warrants underlying Key West's Series B Cumulative Perpetual Preferred Stock and Series C Cumulative Perpetual Preferred Stock were $23.00 / share and $16.21 / share, respectively, as of 12/31/2024

Moelis
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Additional Supporting Detail
Equity Research Analyst Perspectives on Key West

Analysts have an average share price target of $10.00, which represents a ~2% premium to Key West's 12/18/2025 share price and ~2% discount to the proposal price – as well as a discount to estimated NAV / share

Estimates ($ Per Share) After Proposal Announcement


Report Date
Share Price Target & Spot NAV / Sh ($)
Share Price as of 12/18/2025: $9.85
Avg. PT: $10.00
6 November
$9.00 $9.00
$13.60 $13.60
18 December
$11.00
$13.00
$14.65
$15.18
4 November
NA
$7.70
$10.53
Price Target
NAV / Share Estimate
Prior PT³
Prior NAV / sh³

Analyst	Method	Metrics
Deutsche Bank (Hold)	Dividend Discount Model Net Asset Value	*2.5% terminal growth and 9.36% cost of equity*[1] *$13.60 spot NAV / sh* *$13.60 NAV / sh est. as of 08/07/2025* ***Unaffected PT: 34% discount to NAV / sh***
J.P.Morgan (Sell)	Net Asset Value	*$14.65 spot NAV / sh* *$15.18 NAV / sh est. as of 08/06/2025* ***Unaffected PT: 14% discount to NAV / sh***
BofA SECURITIES NA	NA[2]	NA *$10.53 NAV / sh est. as of 08/07/2025* ***Unaffected PT: 27% discount to NAV / sh***

Since the Proposal, J.P. Morgan's share price target and NAV / sh estimates have decreased while Deutsche Bank's have remained the same[2]

Street Perspectives

"We generally believe that the company is **moving in the right direction to growing a fee business that can fully support the cost structure** at the firm. The company has a ~$5.0bn runway in committed fee bearing capital to deploy. Combined with other commitments … we see a strong runway for the investment management business to continue to grow."
— Deutsche Bank 11/06/25

"We think compensation can only be addressed by Key West addressing **whether its future is as a real estate operating company or as an alternatives asset manager**. Until this major strategy decision is made, it feels like investors may take a wait and see approach … in such a scenario, the option of selling and going private in order to close the valuation gap makes sense."
— Deutsche Bank 11/05/25

"We are reducing our rating on Key West from Neutral to Underweight. We see this move purely driven by it being in a special situation related to the proposed management buyout … In our view, we place a high degree of likelihood around a deal happening and even at a higher price"
— J.P.Morgan 12/18/25

"At the offer price of $10.25, the implied cap rate we calculate on the income-producing real estate assets would be 7.2%. **With much of the portfolio skewed to residential, this cap rate seems a bit high / cheap.**"
— J.P.Morgan 11/05/25

Moelis

Source: Equity research, S&P Capital IQ as of 12/18/2025
1. Methodology discussed in 02/24/2025 Initiation Report, at which time Deutsche Bank's price target was also $9.00 / sh
2. Bank of America moved to "No Rating" as of 11/04/2025 following proposal letter; prior rating of "Underperform"
3. Reflects price targets and NAV / sh estimates prior to 11/04/2025, or date of receipt of the proposal letter and before release of Q3 2025 earnings results

Confidential | 65

66  1  Additional Supporting DetailEquity Research Analyst Perspectives on Key West  J.P. Morgan – Enterprise Value Implied by Current, Prior Price Targets and NAV / Share  Deutsche Bank – Enterprise Value Implied by Current, Prior Price Targets and NAV / Share  Bank of America – Enterprise Value Implied by Current, Prior Price Targets and NAV / Share  Source: Equity research, S&P Capital IQ as of 12/18/2025